EXHIBIT 10.33


                                                                  EXECUTION COPY




                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                                 CHRONIMED INC.
                                 as "Purchaser"

                            RED CIRCLE VENTURES, INC.
                                   as "Newco"

                                       and

                             CLINICAL PARTNERS, INC.
                                  as "Company"

                                  June 15, 1998


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                          AGREEMENT AND PLAN OF MERGER

                                      INDEX


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SECTION 1. PLAN OF MERGER......................................................................1
         1.1      Actions to be Taken..........................................................1
         1.2      Common Stock of Surviving Corporation........................................2
         1.3      Definitions..................................................................2
         1.4      Cancellation or Conversion of Company Stock..................................5
         1.5      Cancellation or Conversion of Company Preferred Stock........................7
         1.6      Options......................................................................8
         1.7      Certain Adjustments..........................................................8
         1.8      Other Payments..............................................................10
         1.9      Further Assurances..........................................................10
         1.10     Agent.......................................................................11

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................................11
         2.1      Organization and Qualifications of the Company..............................11
         2.2      Capital Stock of the Company:  Beneficial Ownership.........................11
         2.3      Subsidiaries; OCC...........................................................14
         2.4      Authority of the Company....................................................15
         2.5      Financial Statements and Liabilities........................................16
         2.6      Real Estate.................................................................17
         2.7      Leased Tangible Personal Property...........................................17
         2.8      Assets......................................................................18
         2.9      Taxes.......................................................................18
         2.10     Collectibility of Accounts Receivable.......................................19
         2.11     Absence of Certain Changes..................................................20
         2.12     Ordinary Course.............................................................22
         2.13     Banking Relations...........................................................22
         2.14     Intellectual Property.......................................................22
         2.15     Software and Database.......................................................24
         2.16     Contracts...................................................................24
         2.17     Litigation..................................................................26
         2.18     Compliance with Applicable Laws; Environmental Matters......................26
         2.19     Insurance...................................................................27
         2.20     Powers of Attorney..........................................................27
         2.21     Finder's Fee................................................................28
         2.22     Burdensome Agreements.......................................................28
         2.23     Corporate Records; Copies of Documents......................................28
         2.24     Transactions with Interested Persons........................................28

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         2.25     ERISA and Employment Matters................................................28
         2.26     List of Directors and Officers..............................................30
         2.27     Employees; Labor Matters....................................................31
         2.28     Transfer of Shares..........................................................31
         2.29     Stock Repurchase............................................................31
         2.30     Industrial Revenue Bonds....................................................31
         2.31     Services and Warranties.....................................................31
         2.32     Authority Relative to Agreements; Enforceability; Company
                  Shareholder Agreement.......................................................32
         2.33     Disclosure..................................................................32

SECTION 3.  COVENANTS OF THE COMPANY..........................................................32
         3.1      Making of Covenants and Agreements..........................................32
         3.2      Conduct of Business.........................................................32
         3.3      Authorization from Others...................................................34
         3.4      Notice of Default...........................................................34
         3.5      Consummation of Agreement...................................................34
         3.6      Cooperation of the Company..................................................35
         3.7      No Negotiations; Notification of Takeover Proposal and Other Matters........35
         3.8      Confidentiality; No Trading.................................................35
         3.9      Escrow Agreement............................................................36
         3.10     Access to Records and Properties............................................36
         3.11     Note........................................................................36
         3.12     Shareholder Meeting; Alternative; Notices...................................36
         3.13     Notification Regarding Dissenters' Shares...................................37

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF PURCHASER
            AND NEWCO.........................................................................37
         4.1      Organization of Purchaser...................................................37
         4.2      Authority of Purchaser......................................................37
         4.3      Litigation..................................................................38
         4.4      Finder's Fee................................................................38
         4.5      Company Representations.....................................................38

SECTION 5.  COVENANTS OF PURCHASER............................................................38
         5.1      Making of Covenants and Agreement...........................................38
         5.2      Cooperation of Purchaser....................................................38
         5.3      Confidentiality.............................................................38
         5.4      Escrow Agreement............................................................39
         5.5      Employment Agreements.......................................................39
         5.6      Authorization from Others...................................................39
         5.7      Notice of Default...........................................................39
         5.8      Consummation of Agreement...................................................39

SECTION 6.  CONDITIONS........................................................................39

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         6.1      Conditions to the Obligations of Purchaser..................................39
         6.2      Conditions to Obligations of the Stockholders...............................42

SECTION 7.  CLOSING; CLOSING DATE.............................................................42

SECTION 8.  TERMINATION.......................................................................43
         8.1      Termination and Abandonment.................................................43
         8.2      Termination Procedures......................................................43
         8.3      Liability Upon Termination..................................................44
         8.4      Effect of Termination.......................................................44
         8.5      Right to Proceed............................................................44
         8.6      Waiver......................................................................44

SECTION 9.  INDEMNIFICATION...................................................................45
         9.1      Survival of Warranties......................................................45
         9.2      Indemnification by the Company and Through Escrow...........................45
         9.3      Procedure for Claims........................................................46
         9.4      Limitation on Indemnification...............................................46
         9.5      Indemnification by Purchaser................................................46
         9.6      Procedure for Claims........................................................47
         9.7      Limitation on Indemnification...............................................47
         9.8      Notice; Defense of Claims...................................................47
         9.9      Exclusive Remedy............................................................49
         9.10     Determination of Amount of Claim............................................49

SECTION 10.  MISCELLANEOUS....................................................................49
         10.1     Fees and Expenses...........................................................49
         10.2     Governing Law...............................................................49
         10.3     Notices.....................................................................49
         10.4     Entire Agreement............................................................50
         10.5     Assignability; Binding Effect...............................................50
         10.6     Captions and Gender.........................................................51
         10.7     Execution in Counterparts...................................................51
         10.8     Amendments..................................................................51
         10.9     Publicity and Disclosures...................................................51
         10.10    No Third Party Rights.......................................................51
         10.11    Consent to Jurisdiction.....................................................52
         10.12    Schedules and Exhibits......................................................52
         10.13    Arbitration.................................................................52
         10.14    Section 338 Election........................................................53
         10.15    No Amendment to Limit Indemnification.......................................53

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                                                                  EXECUTION COPY


                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT, (hereinafter, together with the Exhibits annexed hereto the "Agreement") made and entered into as of the 15th day of June, 1998, by and among CHRONIMED INC., a Minnesota corporation ("Purchaser"), Red Circle Ventures, Inc., a Delaware corporation and a wholly-owned subsidiary of Purchaser ("Newco"), and CLINICAL PARTNERS, INC., a Delaware corporation, (the "Company").

                                    RECITALS

         The Boards of Directors of Purchaser and Newco and the Board of Directors of the Company, deeming it advisable for the mutual benefit of Purchaser, Newco and the Company and their respective stockholders that Purchaser acquire the Company by the merger of the Company and Newco under the terms and conditions hereinafter set forth (the "Merger"), have approved this Agreement and Plan of Merger (the "Agreement").

         NOW, THEREFORE, in consideration of mutual covenants, agreements, representations and warranties herein contained, the parties hereby agree that the Company and Newco shall be merged and that the terms and conditions of the Merger and the mode of carrying the same into effect shall be as follows:

SECTION 1. PLAN OF MERGER.

         1.1 Actions to be Taken. Upon performance of all of the covenants and obligations of the parties contained herein and upon fulfillment (or waiver) of all of the conditions to the obligations of the parties contained herein, at the Effective Time of the Merger (as hereinafter defined) and pursuant to the General Corporation Law of the State of Delaware (the "GCL"), the following shall occur:

                  (a) Newco shall be merged with and into the Company, which shall be the surviving corporation (the "Surviving Corporation"). The separate existence and corporate organization of Newco shall cease at the Effective Time of the Merger, and thereupon the Company and Newco shall be a single corporation, the name of which shall be Clinical Partners, Inc. The Company, as the Surviving Corporation, shall succeed, insofar as permitted by law, to all of the rights, assets, liabilities and obligations of Newco in accordance with the GCL.

                  (b) The Certificate of Incorporation of the Company shall be and remain the certificate of incorporation of the Surviving Corporation until amended as provided by law.

                  (c) The By-Laws of the Company shall be and remain the by-laws of the Surviving Corporation until amended as provided by law.


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                  (d) Until changed in accordance with the articles of
incorporation and by-laws of the Surviving Corporation, Maurice R. Taylor, II, Henry F. Blissenbach, and Norman A. Cocke shall be the directors of the Surviving Corporation.

                  (e) Until changed in accordance with the articles of incorporation and by-laws of the Surviving Corporation, the following persons shall be the officers of the Surviving Corporation:

         Name                                           Office
         ----                                           ------
Maurice R. Taylor, II                    Chairman
Henry F. Blissenbach                     President
Richard Daly                             Vice President
                                         Vice President, Chief Financial Officer
Norman A. Cocke                          and Secretary
Kenneth S. Guenthner                     Assistant Secretary

                  (f) As soon as practicable after the terms and conditions of this Agreement have been satisfied, and upon consummation of the closing referred to in Article VII hereof (the "Closing"), articles of merger consistent with this Agreement in the form prescribed by, and properly executed in accordance with the GCL, in form and substance satisfactory to the parties hereto and providing for immediate effectiveness of the Merger (the "Articles of Merger"), shall be filed with the Secretary of State of the State of Delaware. The Merger shall become effective on the date and at the time on which the Articles of Merger are properly filed with such Secretary of State pursuant to the GCL. As used in this Agreement, the "Effective Time of the Merger" shall mean such date and time.

         1.2 Common Stock of Surviving Corporation. Following the Effective Time of the Merger, each of the issued and outstanding shares of common stock of Newco shall, by virtue of the Merger and without any action on the part of Purchaser be converted into outstanding shares of common stock of the Surviving Corporation. Each share shall be fully paid and non-assessable.

         1.3 Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

                  (a) The term "Company Common Stock" shall mean the Company's common stock of $.01 par value per share.

                  (b) The term "Company Preferred Stock" shall mean all of the Company's Preferred Stock of $.01 par value per share, which has been issued in five series, designated A through E.

                  (c) The term "Common Stockholder" shall mean a holder of the Company Common Stock.


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                  (d) The term "Preferred Stockholder" shall mean a holder of the Company Preferred Stock.

                  (e) The term "Stockholder" shall mean either a Common Stockholder a Preferred Stockholder and the term Stockholders shall refer to all of the holders of stock of the Company.

                  (f) The term "Number of Outstanding Common Shares" shall be the number of issued and outstanding shares of the Company Common Stock at the Effective Time of the Merger, (determined after giving effect to actions specified in the Shareholder Agreement between the Company and certain of its shareholders dated of even date herewith and entered into in connection with this Agreement (the "Company Shareholder Agreement")).

                  (g) The term "Number of Outstanding Preferred Shares" shall be the number of issued and outstanding shares of the Company Preferred Stock at the Effective Time of the Merger, (determined after giving effect to actions specified in the Company Shareholder Agreement).

                  (h) The term "Preference Share" shall, for each outstanding share of Company Preferred Stock, be the number, expressed as a decimal, obtained by dividing the Preference Per Share for such share of Company Preferred Stock by the Preference Amount.

                  (i) The term "Residual Share" shall, for each outstanding share of Company Common Stock, be the number, expressed as a decimal, obtained by dividing one (1) by the Number of Outstanding Common-Equivalent Shares, and for each outstanding share of Company Preferred Stock, be the number, expressed as a decimal, obtained by dividing the number of shares of Company Common Stock into which such share of Company Preferred Stock is convertible at the Effective Time of the Merger under the terms of the Company's Restated Certificate of Incorporation by the Number of Outstanding Common-Equivalent Shares.

                  (j) The term "Payment Per Common Share" shall, for each outstanding share of Company Common Stock, be equal to the Residual Share for such share of Company Common Stock multiplied by the Residual Amount.

                  (k) The term "Payment Per Preferred Share" shall, for each outstanding share of Company Preferred Stock, be equal to the sum of (i) the Preference Share for such share of Company Preferred Stock multiplied by the Preference Amount, plus (ii) the Residual Share for such share of Company Preferred Stock multiplied by the Residual Amount.

                  (l) The term "Escrow Share" shall, for each outstanding share of Company Common Stock, be the number, expressed as a decimal, obtained by dividing the Payment Per Common Share for such share of Company Common Stock by the amount of the Total Payment, and for each outstanding share of Company Preferred Stock, be the number, expressed as a decimal, obtained by dividing the Payment Per Preferred Share for such share of Company Preferred Stock by the amount of the Total Payment.


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                  (m) The term "Escrow Amount Per Common Share" shall, for each outstanding share of Company Common Stock, be equal to the amount of the Escrow Payment multiplied by a fraction, the numerator of which is the Payment Per Common Share for such share of Company Common Stock, and the denominator of which is the amount of the Total Payment.

                  (n) The term "Escrow Amount Per Preferred Share" shall, for each outstanding share of Company Preferred Stock, be equal to the amount of the Escrow Payment multiplied by a fraction, the numerator of which is the Payment Per Preferred Share for such share of Company Preferred Stock, and the denominator of which is the amount of the Total Payment.

                  (o) The term "Total Payment" means the sum of the Closing Payment plus the Escrow Payment.

                  (p) The term "Closing Payment" shall mean $5,300,000, as such amount is reduced pursuant to Section 1.7, which amount (as thus reduced) will be paid by Purchaser at Closing for distribution to the holders of outstanding shares of Company Common Stock and Company Preferred Stock.

                  (q) The term "Preference Amount" shall mean the sum of (i) the number of issued and outstanding shares of Series A Preferred Stock at the Effective Time of the Merger (determined after giving effect to the actions specified in the Company Shareholder Agreement) multiplied by $.82, plus (ii) the number of issued and outstanding shares of Series B Preferred Stock at the Effective Time of Merger (determined after giving effect to the actions specified in the Company Shareholder Agreement) multiplied by $1.54, plus (iii) the number of issued and outstanding shares of Series C Preferred Stock at the Effective Time of the Merger (determined after giving effect to the actions specified in the Company Shareholder Agreement) multiplied by $2.03, plus (iv) the number of issued and outstanding shares of Series D Preferred Stock at the Effective Time of the Merger (determined after giving effect to the actions specified in the Company Shareholder Agreement) multiplied by $1.65, plus (v) the number of issued and outstanding shares of Series E Preferred Stock at the Effective Time of the Merger (determined after giving effect to the actions specified in the Company Shareholder Agreement) multiplied by $3.33; provided that the Preference Amount shall not exceed the Total Payment.

                  (r) The term "Residual Amount" shall mean the amount by which the Total Payment exceeds the Preference Amount.

                  (s) The term "Number of Outstanding Common-Equivalent Shares" shall be the sum of (i) the Number of Outstanding Common Shares, plus (ii) the aggregate number of shares of Company Common Stock into which the Company Preferred Stock issued and outstanding at the Effective Time of the Merger (determined after giving effect to the actions specified in the Company Shareholder Agreement) is convertible at the Effective Time of the Merger under the terms of the Company's Restated Certificate of Incorporation.


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                  (t) The term "Escrow Payment" shall mean $700,000, which is the amount which will be paid by Purchaser at Closing to Harris Trust and Savings Bank of Chicago (the "Escrow Agent") to be held in an escrow account (the "Escrow Fund") in accordance with the terms of the Escrow Agreement (the "Escrow Agreement") to be entered into between Purchaser, the Agent and the Escrow Agent in substantially the form attached hereto as Schedule 1.3(t) with such changes therein as may be requested by Escrow Agent and agreed to by Purchaser and the Company.

                  (u) The term "Escrow Distributions" shall mean payments, if and to the extent made, which are made out of the Escrow Fund for distribution to the former Stockholders of the Company; provided, however, that if any Dissenting Common Shares or any Dissenting Preferred Shares receive payments pursuant to the Appraisal Laws, as defined below, Purchaser shall be entitled to receive that portion of the distributions from the Escrow Fund which such Shares would have received had they not become Dissenting Common Shares or Dissenting Preferred Shares.

                  (v) The term "Preference Per Share" shall mean $.82 in the case of shares of the Company's Series A Preferred Stock, $1.54 in the case of shares of the Company's Series B Preferred Stock, $2.03 in the case of shares of the Company's Series C Preferred Stock, $1.65 in the case of shares of the Company's Series D Preferred Stock, and $3.33 in the case of shares of the Company's Series E Preferred Stock.

                  (w) The term "Agent" shall mean Sierra Ventures Management Company, Inc., the entity which the Shareholders have appointed to act as their Agent in connection with this Agreement and the Escrow Agreement pursuant to
Section 1.10 hereof.

         1.4 Cancellation or Conversion of Company Common Stock. As of the Effective Time of the Merger, by virtue of the Merger and without any action on the part of any shareholder of the Company:

                  (a) Treasury Shares. Any share of the Company Common Stock held in the treasury of the Company, shall be canceled and retired. No cash, securities or other consideration shall be paid or delivered in exchange for such Company Common Stock under this Agreement.

                  (b) Conversion. Except as provided herein with respect to Dissenting Shares (as hereinafter defined) and shares canceled pursuant to
Section 1.4(a) hereof, at the Effective Time of the Merger, each share of Company Common Stock which is issued and outstanding shall be converted into the right to receive cash payments as follows:

                           (i) An amount equal to the remainder of (x) the Payment Per Common Share for such share of Company Common Stock, minus
         (y) the Escrow Amount Per Common Share for such share of Company Common Stock. This amount will be paid upon surrender of stock certificates, as provided in Section 1.4(c) below. In the case of stock certificates surrendered at the Closing, payment shall be made at the Effective Time of the Merger, and in the case of stock


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         certificates surrendered after the Closing, payment shall be made within three (3) business days after receipt of the stock certificates.

                           (ii) From each Escrow Distribution, if any, which is made, an amount equal to the Escrow Share for such share of Company Common Stock multiplied by the Escrow Distribution, with payment to be subject to the requirements of Section 1.4(c).

         (Hereinafter the foregoing cash payments are sometimes collectively referred to as the "Common Cash Conversion Amounts".)

                  (c) Surrender of Certificates. After the Effective Time of the Merger, each holder of an outstanding certificate or certificates theretofore representing shares of Company Common Stock converted pursuant to Section 1.4(b) hereof ("Company Common Stock Certificates"), upon surrender thereof to Purchaser as provided herein, shall be entitled to receive in exchange therefor the amounts provided in Section 1.4(b), without interest.

                  Until so surrendered, each outstanding Company Common Stock Certificate shall be deemed for all purposes to represent the Cash Conversion Amounts for the shares represented by the Certificate.

                  To surrender a certificate, a holder must deliver the certificate (or an Affidavit and Indemnity with respect to Lost, Stolen or Destroyed Stock Certificates in the form attached as Schedule 1.4(c)-1) to the Escrow Agent, who will receive certain of the payments made by Purchaser at Closing and then distribute such payments to the Stockholders as otherwise specified herein (in such capacity, the Escrow Agent is referred to as the "Paying Agent" herein), and with any certificate must deliver a transfer letter in the form attached as Schedule 1.4(c)-2 under which such holder will warrant good and marketable title thereto, free and clear of all claims, liens, security interests, restrictions and encumbrances. Upon such surrender and exchange of such Company Common Stock Certificates there shall be paid to the record holders thereof the Common Cash Conversion Amount for the shares of Company Common Stock, except that the amounts of any Escrow Distribution shall be paid when and if to the extent that Escrow Distributions are made.

                  Whether or not a Company Common Stock Certificate is surrendered, from and after the Effective Time of the Merger, such Certificate shall under no circumstances evidence, represent or otherwise constitute any stock or other interest whatsoever in the Company, the Surviving Corporation or any other person, firm or corporation.

                  (d) Dissenters. The shares of Company Common Stock held by those shareholders of the Company who have timely and properly exercised their dissenters' rights in accordance with the provisions of the GCL applicable to dissenters' rights (the "Appraisal Laws") within the applicable time period are referred to herein as "Dissenting Common Shares". Each Dissenting Common Share shall not be converted into or represent a right to receive the Cash Conversion Amounts in the Merger, but the holder thereof shall be entitled only to such rights as are granted by the Appraisal Laws. Each holder of Dissenting Common Shares who


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becomes entitled to payment for his Company Common Stock pursuant to the provisions of the Appraisal Laws shall receive payment therefor from the Surviving Corporation from funds provided by Purchaser (but only after the amount thereof shall have been agreed upon or finally determined pursuant to such provisions). If any holder of Dissenting Common Shares shall effectively withdraw or lose his dissenters' rights under the Appraisal Laws, such Dissenting Common Shares shall be converted into the right to receive the Common Cash Conversion Amounts in accordance with the provisions hereof.

         1.5 Cancellation or Conversion of Company Preferred Stock. As of the Effective Time of the Merger, by virtue of the Merger and without any action on the part of any shareholder:

                  (a) Treasury Shares. Any shares of the Company Preferred Stock held in the treasury of the Company, shall be canceled and retired. No cash, securities, or other consideration shall be paid or delivered in exchange for such Company Preferred Stock under this Agreement.

                  (b) Conversion. Except as provided herein with respect to Dissenting Preferred Shares (as hereinafter defined) and shares canceled pursuant to Section 1.5(a) hereof, at the Effective Time of the Merger, each share of Company Preferred Stock which is issued and outstanding shall be converted into the right to receive cash payments as follows:

                           (i) An amount equal to the remainder of (x) the Payment Per Preferred Share for such share of Company Preferred Stock, minus (y) the Escrow Amount Per Preferred Share for such share of Company Preferred Stock. This amount will be paid upon surrender of stock certificates as provided in Section 1.5(c) below. In the case of stock certificates surrendered at the Closing, payment shall be made at the Effective Time of the Merger, and in the case of stock certificates surrendered after the Closing, payment shall be made within three (3) business days after receipt of the stock certificates.

                           (ii) From each Escrow Distribution, if any, which is made, an amount equal to the Escrow Share for such share of Company Preferred Stock multiplied by the Escrow Distribution, with payment to be subject to the requirements of Section 1.5(c).

         (Hereinafter the foregoing cash payments are sometimes collectively referred to as the "Preferred Cash Conversion Amounts".)

                  (c) Surrender of Shares. After the Effective Time of the Merger, each holder of an outstanding certificate or certificates theretofore representing shares of Company Preferred Stock ("Preferred Stock Certificates"), upon surrender thereof to Purchaser, shall be entitled to receive in exchange therefor the Preferred Cash Conversion Amounts.

                  Until so surrendered, each outstanding Preferred Stock Certificate shall be deemed for all purposes to represent the Preferred Cash Conversion Amounts for the shares represented by the certificate.


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                  To surrender a certificate, holder must deliver the
certificate (or an Affidavit and Indemnity with respect to Lost, Stolen or Destroyed Stock Certificates in the form attached as Schedule 1.4(c)-1) to Paying Agent, and with any certificate must deliver a transfer letter in the form attached as Schedule 1.4(c)-2 under which such holder will warrant good and marketable title thereto, free and clear of all claims, liens, security interests, restrictions and encumbrances, with such signature guarantees and such other documents as may be reasonably required by Purchaser. Upon such surrender and exchange of such Company Preferred Stock Certificates, there shall be paid to the recordholders thereof the Preferred Cash Conversion Amounts for the Shares of Company Preferred Stock, except that the amounts of any Escrow Distribution shall be paid when, if and to the extent that the Escrow Distributions are made.

                  Whether or not a Preferred Stock Certificate is surrendered, from and after the Effective Time of the Merger such Certificate shall under no circumstances evidence, represent or otherwise constitute any stock or other interest whatsoever in the Company, the Surviving Corporation or any other person, firm or corporation.

                  (d) Dissenters. The shares of Company Preferred Stock held by those shareholders of the Company who have timely and properly exercised their dissenters' rights in accordance with the Appraisal Laws within the applicable time period are referred to herein as "Dissenting Preferred Shares". Each Dissenting Preferred Share shall not be converted into or represent a right to receive the Preferred Cash Conversion Amounts in the Merger, but the holder thereof shall be entitled only to such rights as are granted by the Appraisal Laws. Each holder of Dissenting Preferred Shares who becomes entitled to payment for his Company Preferred Stock pursuant to the provisions of the Appraisal Laws shall receive payment therefor from the Surviving Corporation from funds provided by Purchaser (but only after the amount thereof shall have been agreed upon or finally determined pursuant to such provisions). If any holder of Dissenting Preferred Shares shall effectively withdraw or lose his dissenters' rights under the Appraisal Laws, such Dissenting Preferred Shares shall be converted into the right to receive the Preferred Cash Conversion Amount in accordance with the provisions hereof.

         1.6 Options. Prior to the Effective Time of the Merger, all options, warrants, or other rights to purchase or acquire shares of Company Common Stock or shares of Company Preferred Stock (hereinafter collectively "Options") which are outstanding and unexercised shall be canceled at no cost or expense to the Company and without issuing any shares therefor, so that at the Effective Time of the Merger there shall be no outstanding and unexercised outstanding Options with respect to either Company Common Stock or Company Preferred Stock.

         1.7 Certain Adjustments. The $5,300,000 referred to in Section 1.3(p) is subject to reduction in accordance with the following provisions, to arrive at the amount of the Closing Payment:

                  (a) Payoff of Investor Loans. The Company is presently indebted to Sierra Ventures III, Schroders Incorporated, Schroder Ventures Limited Partnership, Schroder Ventures US Trust, Innovent Capital Limited Partnership, Rovent Limited Partnership, and Advent


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International Investors Limited Partnership in the aggregate principal amount of
$848,155.27 plus accrued interest in the amount of $123,457.73 (the "Investor Loans").

                  The holders of the Investor Loans have agreed that said Loans can be repaid in full by the payment of $971,613 by Purchaser at the Effective Time of Merger. At the Effective Time of Merger, Purchaser shall pay said amount in full satisfaction of the Investor Loans. The amount of such payment shall reduce, dollar-for-dollar, the $5,300,000.

                  (b) Adjustments for Debt. The $5,300,000 shall be reduced at the Closing if the Company or any of the Three Subsidiaries have any outstanding indebtedness, including accrued interest and any prepayment penalties, (but excluding any intercompany indebtedness among the Company and the Three Subsidiaries and excluding the Investor Loans) for borrowed money on the Closing Date (the "Closing Debt"); provided, however, that indebtedness, if any, to Silicon Valley Bank in an amount up to $300,000, including accrued interest, shall not be counted for these purposes. If any Closing Debt exists as of the Closing Date, such amount shall reduce, dollar-for-dollar, the $5,300,000.

                           (i) Immediately after the close of business on the business day immediately preceding the Closing Date, Purchaser and the Company shall prepare a statement setting forth the Company's estimated Closing Debt, determined in accordance with generally accepted accounting principles consistently applied.

                           (ii) No later than 30 days following the Closing, Purchaser shall prepare and deliver to the Agent a statement setting forth the Company's actual Closing Debt (the "Final Adjustment Statement"). Subject to (c) below, within 10 days following the delivery of such Final Adjustment Statement to the Agent, the Purchaser shall pay the amount, if any, by which the actual Closing Debt was less than the estimated Closing Debt, or the Purchaser shall be paid from the Escrow Fund the amount, if any, by which the actual Closing Debt was greater than the estimated Closing Debt. Where an additional payment is due from the Purchaser, the payment shall be made to the Common Stockholders and Preferred Stockholders (other than dissenting Stockholder) on a proportionate basis.

                           (iii) In the event the Agent objects to the final determination of Closing Debt, it shall notify Purchaser in writing of such objection within the 10 day period following the delivery thereof, stating in such written objection the reasons therefor and setting forth the Agent's calculation of the Company's actual Closing Debt. Upon receipt by Purchaser of such written objection, the parties shall attempt to resolve the disagreement through negotiation. If Purchaser and the Agent cannot resolve such disagreement within 30 days following the end of the foregoing 10 day period, the parties shall submit the matter for resolution to a nationally recognized firm of independent certified public accountants not affiliated with either party, with the costs thereof to be shared equally by the parties. Such accounting firm shall deliver a statement setting forth its own calculation of the Closing Debt, to the parties within 30 days of the submission of the matter to such firm. Any payment shown to be due by a party on the statement of such accounting firm shall be paid to the other party promptly but in no event later than five days following the delivery of such statement to the parties, with any payment due to Purchaser to be paid from the Escrow Fund.

                  (c) Adjustment for Expenses. At the Effective Time of Merger, all accounting, legal, investment banking and other professional fees and expenses of the Company arising in connection with the negotiation and consummation of this Agreement and the transactions contemplated hereby (the "Company Expenses") which have not previously been paid by the Company shall be paid by Purchaser so that all such Expenses shall be satisfied in full. The amount shall include, but not be limited to all amounts due to agents or representatives of the Company, including but not limited to its attorneys and accountants and to Paine, Webber.

                  The amount of such Company Expenses paid at Closing, plus the amount of any such Expenses which have been paid by the Company prior to Closing, shall reduce dollar-for-dollar, the $5,300,000. The Company represents and warrants that prior to Closing it will provide (i) a statement setting forth the total of Company Expenses which have been paid by the Company prior to Closing, (ii) a statement of all Company Expenses to be paid at Closing, together with the invoices from the professionals charging such Expenses, and confirmations from such professionals that payment of said invoices will fully satisfy all obligations of the Company to them for Expenses. The Company further represents and warrants that once the Company Expenses shown as due at Closing on the statement are paid, no other Company Expenses will at any time be due and payable from the Company.

                  (d) Adjustment for Dissenters. If any Stockholders exercise their rights under the Appraisal Laws then there shall be withheld from the Closing Payment, as appropriate, the amounts which such dissenting Stockholders would have received therefrom, and Purchaser shall retain said amounts.

                  Consistent with the foregoing, to the extent there are any Escrow Distributions, the amounts which would otherwise have been paid to such dissenting Stockholders had they not exercised their rights under the Appraisal Laws, shall be paid to Purchaser.

         1.8 Other Payments. At the Effective Time of Merger, Purchase shall pay $700,000 to the Escrow Agent pursuant to the Escrow Agreement, and shall pay the Closing Payment to the Paying Agent. In addition, at the Effective Time of the Merger, the Purchaser shall repay the Company's indebtedness to Silicon Valley Bank in an amount not to exceed $300,000.

         1.9 Further Assurances. From time to time, on and after the Effective Time of the Merger, as and when requested by Purchaser or its successors or assigns, the proper officers and directors of the Company immediately before the Effective Time of the Merger, the officers and directors of the Surviving Corporation at the time of the request, or other proper officers or directors, shall, at Purchaser's expense, and for and on behalf and in the name of the Company, or otherwise, execute and deliver all such deeds, bills of sale, assignments and other instruments and shall take or cause to be taken such further or other reasonable actions as Purchaser or their respective successors or assigns may deem necessary or desirable in order to confirm or record or otherwise transfer to the Surviving Corporation title to and possession of all the properties, rights, privileges, powers, franchises and immunities of the Company and otherwise to carry out fully the provisions and purposes of this Agreement.

         1.10 Agent. Sierra Ventures Management Company, Inc. is hereby designated as the Agent ("Agent") of the Stockholders to, from and after the Effective Time of Merger represent, act for and on behalf of the Stockholders on all matters arising under or relating to this Agreement or the Escrow Agreement. In this connection, the Agent is hereby authorized to enter into agreements, execute waivers, grant consents, enter into settlements and take all other actions to represent the interests of the Stockholders under and in connection with this Agreement and the Escrow Agreement. All such actions of the Agent shall be binding upon and enforceable against the Stockholders and shall be binding and enforceable under the Escrow Agreement.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         As used herein, the "Disclosure Letter" shall mean the Disclosure Letter delivered by the Company to Purchaser. The Disclosure Letter shall specifically refer to the warranty or warranties to which exceptions or matters disclosed therein relate. To avoid repetitive listings, where exceptions or matters are required to be listed by more than one section thereunder, they can be listed in subsequent sections by cross-reference. In addition, if the Disclosure Letter sets forth an exception with respect to a particular representation or warranty, said exception shall be considered to be taken even if the language of the Agreement itself does not contain the language "except as set forth in the Disclosure Letter" or similar language.

         Except for exceptions set forth in the Disclosure Letter, the Company hereby makes to Purchaser the representations and warranties contained in this
Section 2 as of the date hereof and, except only as otherwise specifically provided herein, as of the Closing Date as if made and agreed on said Date.

         The representations and warranties are as follows:

         2.1 Organization and Qualifications of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is currently conducted or proposed to be conducted. The copies of the Company's Certificate of Incorporation as amended to date, certified by the Delaware Secretary of State, and of the Company's by-laws, as amended to date, certified by the Company's Secretary, and heretofore delivered to Purchaser's counsel, are complete and correct, and no amendments thereto are pending. The Company is not in violation of any term of its Certificate of Incorporation or by-laws. The Company is duly qualified to do business as a foreign corporation in California and Texas and it is not required to be licensed or qualified to conduct its business or own its property in any other jurisdiction.

         2.2 Capital Stock of the Company: Beneficial Ownership.

                  (a) The authorized capital stock of the Company consists of:

                           (i) 10,000,000 shares of Common Stock, par value $.01 per share, of which, as of the date hereof, 826,430 shares are duly and validly issued, outstanding, fully paid and non-assessable and 9,173,570 shares are authorized but unissued; and

                           (ii) 4,552,046 shares of Preferred Stock, par value $.01 per share, of which, as of the date hereof, 4,263,864 shares are duly and validly issued, outstanding, fully paid and non-assessable and 288,182 shares are authorized but unissued.

                  Said shares of the Preferred Stock have been designated as five different series as follows:

                           (i) 1,048,183 shares have been designated Series A Preferred Stock, all of which are issued and outstanding; (ii) 555,194 shares have been designated Series B Preferred Stock, all of which are issued and outstanding;

                           (iii) 1,039,400 shares have been designated Series C Preferred Stock, all of which are issued and outstanding;

                           (iv) 1,729,088 shares have been designated Series D Preferred Stock, 1,440,906 of which are issued and outstanding and 288,182 of which are authorized and unissued (144,091 of which were subject to certain warrants which expired prior to the date hereof); and

                           (v) 180,181 shares have been designated Series E Preferred Stock, all of which are issued and outstanding.

The rights, privileges and preferences of the Preferred Stock are as stated in the Company's Restated Certificate of Incorporation.

                  (b) After giving effect to the Company Shareholder Agreement, at the Effective Time of the Merger the authorized capital stock of the Company will consist of:

                           (i) 10,000,000 shares of Common Stock, par value $.01 per share, of which, at such time, 2,952,754 shares will be duly and validly issued, outstanding, fully paid and non-assessable and 7,047,246 shares will be authorized but unissued; and

                           (ii) 4,552,045 shares of Preferred Stock, par value $.01 per share, of which, at such time, 2,168,230 shares will be duly and validly issued, outstanding, fully paid and non-assessable, 2,095,634 shares will have been converted into shares of Common Stock and 288,182 shares will be authorized but unissued.

                  Said shares of the Preferred Stock have been designated as five different series as follows:

                           (i) 1,048,183 shares have been designated Series A Preferred Stock, 535,056 of which will be issued and outstanding and 513,127 of which will have been converted into shares of Common Stock;

                           (ii) 555,194 shares have been designated Series B Preferred Stock, 281,971 of which will be issued and outstanding and 273,223 of which will have been converted into shares of Common Stock;

                           (iii) 1,039,400 shares have been designated Series C Preferred Stock, 527,889 of which will be issued and outstanding, and 511,511 of which will be converted into shares of Common Stock;

                           (iv) 1,729,088 shares have been designated Series D Preferred Stock, 731,805 of which will be issued and outstanding, 709,101 of which will be converted into shares of Common Stock and 282,182 of which are authorized and unissued (144,091 of which were subject to certain warrants which expired prior to the date hereof); and

                           (v) 180,181 shares have been designated Series E Preferred Stock, 91,509 of which will be issued and outstanding, and 88,672 of which will be converted into shares of Common Stock.

                  (c) On the Closing Date there will be no outstanding options, warrants, rights, commitments, preemptive rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into, any additional shares of capital stock of any class of the Company. There now are no outstanding options, warrants, rights, commitments, preemptive rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into, any additional shares of capital stock of any class of the Company, except for the following (the "Outstanding Options"):

                           (i) the conversion privileges of the Preferred Stock;

                           (ii) the rights to purchase securities provided in
         Section 8.4 of the Stock Purchase Agreement dated January 15, 1991 between the Company and certain investors, as amended as of August 2, 1991, and as further amended by Section 8 of the Purchase Agreement between the Company and certain investors dated August 3, 1993;

                           (iii) options to purchase an aggregate of 925,750 shares of the Common Stock granted under the Company's 1989 Stock Option Plan, as amended; and

                           (iv) warrants to purchase an aggregate of 86,334 shares of Common Stock held by the holders of shares of Series E Preferred Stock, and warrants to purchase an aggregate of 37,018 shares of Common Stock held by Silicon Valley Bank.

                  (d) None of the Company's capital stock has been issued in violation of any federal or state law. Except as set forth in the Disclosure Letter, there are no voting trusts, voting agreements, proxies or other agreements, instruments or undertakings with respect to the voting of the Company Shares to which the Company or, to the best of the Company's knowledge, any of the Stockholders is a party.

                  (e) The Stockholders listed on Schedule 1 attached hereto together own all of the issued and outstanding shares of preferred stock of the Company (each, a "Preferred Stockholder", and, collectively, the "Preferred Stockholders"). The Stockholders listed on Schedule 2 attached hereto together own all of the issued and outstanding shares of common stock of the Company (each, a "Common Stockholder", and, collectively, the "Common Stockholders"; the Preferred Stockholders and the Common Stockholders are sometimes collectively referred to herein as the "Stockholders" and individually as a "Stockholder"). Because of the number of shares that they and their affiliates own, certain Stockholders are designated as "Principal Stockholders" under this Agreement, while those Stockholders who are not Principal Stockholders are sometimes referred to as "Other Stockholders". Those Stockholders who are Principal Stockholders are designated on Schedules 1 and 2. Except as set forth in the Disclosure Letter, each of the Stockholders owns of record the Company Shares set forth opposite such Stockholder's name on Schedules 1 and 2.

         2.3 Subsidiaries; OCC. Except for the three subsidiaries referenced below (the "Three Subsidiaries"), the Company does not have any subsidiaries. Except for the shares of stock in the Three Subsidiaries, the Company does not own any securities issued by any other business organization or governmental authority, except United States, state, and municipal government securities, bank certificates of deposit, or money market accounts acquired as investments in the ordinary course of its business, and the Company does not own or have any direct or indirect ownership interest in or control over any other corporation, partnership, joint venture, or entity of any kind.

         The Three Subsidiaries are listed below, together with a description of the authorized and, in the case of ViraTrac, Inc., outstanding stock of each Subsidiary. For each of the Three Subsidiaries, all of the issued and outstanding shares of Stock of such Subsidiary are owned by the Company, and there are no outstanding options, warrants, rights, commitments, preemptive rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into, any additional shares of Stock of any class of any such Subsidiary. The Three Subsidiaries are:

                  (a) ViraTrac, Inc., whose authorized capital stock consists of 2,000,000 shares of common stock, par value $.01 per share, of which, as of the date hereof, 12,000 shares are duly and validly issued, outstanding, fully paid and non-assessable.

                  (b) Clinical Services, Inc., whose authorized capital stock consists of 1,000 shares of common stock, par value $.10 per share.

                  (c) Claims Services, Inc., whose authorized capital stock consists of 1,000 shares of common stock, par value $.10 per share.

Each of the Three Subsidiaries is duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to own or lease its properties and to conduct its business in the manner and the places where such properties are owned or leased or such business is currently conducted or proposed to be conducted. The copies of each Subsidiary's Certificate of Incorporation as amended to date, certified by the Delaware Secretary of State, and of ViraTrac, Inc.'s by-laws as amended to date, certified by ViraTrac, Inc.'s Secretary, and heretofore delivered to Purchaser's counsel, are complete and correct and no amendments thereto are pending. Each of the Three Subsidiaries is not in violation of any of the terms of its Certificate of Incorporation or by-laws. Each of the Three Subsidiaries is duly qualified to do business as a foreign corporation in the jurisdictions listed for such Subsidiary in the Disclosure Letter, and is not required to be licensed or qualified to conduct its business or its property in any other jurisdiction.

         (Hereinafter the Company and the Three Subsidiaries are sometimes collectively referred to as the "Company Group").

         ViraTrac, Inc. is party to certain contracts, but except for said contracts does not own any assets or have any Liabilities. ViraTrac, Inc. has no employees.

         Each of Clinical Services, Inc. and Claim Services, Inc. has not conducted any business since December 31, 1993, and does not have any assets. Each of Clinical Services, Inc. and Claim Services, Inc. is not subject to and does not have any indebtedness, claim, obligation, or liability of any kind or nature whatsoever, whether absolute or contingent, with liquidated or unliquidated, known or unknown, due or to become due, accrued or unaccrued, or otherwise (hereinafter collectively "Liabilities.")

         The Disclosure Letter describes in reasonable detail the Company's arrangements with OCC Comprehensive Care Inc., a Canada corporation("OCC"). As reflected in the Disclosure Letter, the Company has proposed a settlement agreement to terminate its relationship with and any Liabilities arising out of its relationship with OCC. As part of such settlement agreement the Company would forgive a receivable (the "OCC Receivable") owed to the Company in the amount of $45,000. The Company is not subject to and will not become subject to any Liabilities arising out of the OCC relationship as it presently exists; provided, however, that it is understood that to the extent the Company ever collects any amount of the OCC Receivable, the amount thus collected shall be a credit, dollar-for-dollar, against the amount of any claims made under this representation relating to OCC.

         2.4 Authority of the Company. The Company has full right, authority and power to enter into this Agreement and each agreement, document and instrument to be executed and delivered by the Company pursuant to this Agreement and to carry out the transactions contemplated hereby or thereby. The execution, delivery and performance by the Company of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary action of the Board of Directors of the Company and, subject to the approval of this Agreement and the transactions contemplated hereby by the Stockholders in accordance with Delaware Law and the Restated Certificate of Incorporation and by-laws of the Company ("Stockholder Approval"), no other action on the part of the Company or the Stockholders is required in connection therewith. This Agreement and each agreement, document and instrument executed and delivered by the Company pursuant to this Agreement constitutes, or when executed and delivered will constitute, valid and binding obligations of the Company enforceable in accordance with their terms. The execution, delivery and performance by the Company of this Agreement and each such agreement, document and instrument:

                  (a) does not and will not violate any provision of the Certificate of Incorporation or by-laws of the Company;

                  (b) does not and will not violate any laws of the United States, or any state or other jurisdiction applicable to the Company or require the Company to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made (other than Stockholder Approval); and

                  (c) does not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture or loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Company is a party or by which the property of the Company is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the Company's assets or the Company Shares.

         2.5 Financial Statements and Liabilities.

                  (a) The Company has delivered to Purchaser the balance sheets of the Company as of December 31, 1996 and December 31, 1997 (respectively, the "1996 Balance Sheet" and the "1997 Balance Sheet") and the consolidated statements of income and retained earnings of the Company for the fiscal years ending on said dates, audited and certified by Arthur Andersen LLP, certified public accountants (the "Annual Statements"), and the consolidated Balance Sheet of the Company as of April 30, 1998, (the "Interim Balance Sheet") and the consolidated statements of income and retained earnings of the Company for the fiscal period ending on said date, compiled by the Company (the "Interim Statements").

                  The Annual Statements are in accordance with the books and records of the Company in all material respects, and have been prepared in accordance with generally accepted accounting principles consistently applied. The Annual Statements fairly present, the financial position and assets and liabilities of the Company as of the dates indicated, and the results of operations and changes in financial condition of the Company for the periods then ended.

                  The Interim Statements are in accordance with the books and records of the Company in all material respects, and have been prepared in accordance with generally accepted accounting principles consistently applied, subject, however, to normal year-end adjustments (none of which will be material) and to the absence of footnotes. The Interim Statements fairly present the financial position and assets and liabilities of the Company as of the dates indicated and the results of operations and changes in financial condition of the Company for the period then ended.

                  (b) As of the date of this Agreement, each of the Company and ViraTrac, Inc. is not subject to and does not have, and as of the Closing Date, each of the Company and ViraTrac, Inc. will not be subject to and will not have any material Liabilities, except (i) as disclosed in the Interim Balance Sheet,
(ii) for such Liabilities that have arisen in the ordinary course of business of the Company since the date of said Interim Balance Sheet, none of which newly arisen Liabilities have a material adverse affect upon the Company, its assets, business, or financial condition, and (iii) as specifically disclosed in this Agreement or in the Disclosure Letter.

                  (c) Correct and complete copies of the promissory notes and all other agreements relating to the Investor Loans have been provided to Purchaser.

         2.6 Real Estate. Each of the Company Group does not own or have title to any real estate, and has never owned or had title to any real estate. Each of the Three Subsidiaries has never leased any real estate.

         The Company does not lease any real estate other than pursuant to four real estate leases (the "Leases"), one for its offices in San Francisco, California, one for offices in Los Angeles, California, one for offices in Dallas, Texas, and one for offices in Houston, Texas, each of which Leases is listed on the Disclosure Letter. A true and correct copy of each of the Leases has been delivered to Purchaser. Other than pursuant to the Leases, the Company has not leased any other real estate during the past three years. The Company and, to the best knowledge of the Company, the other party thereto, is not in default under each of the Leases, and there is no fact (to the best knowledge of the Company in the case of facts relating to the other party thereto) which, with notice and/or the passage of time, would constitute such a default. The Company does not know of any significant expenditures that the Company would be required to make or plans to make within one year from the date hereof with respect to the offices leased by the Company or the air conditioning, plumbing and electrical systems of such offices. The Company has not received notice that the offices or the buildings in which it is located does not comply with municipal, state and federal statutes, ordinances, rules and regulations applicable to the construction of the buildings and its actual use. The Company does not know of any noncompliance by the buildings with said statutes, ordinances, rules and regulations which could reasonably be expected to result in a material liability of, or a material expenditure by, the Company. No consent is required under the Leases in connection with the transactions contemplated by this Agreement.

         2.7 Leased Tangible Personal Property. ViraTrac, Inc. does not lease any personal property. The Company does not lease any personal property other than pursuant to (i) leases in the ordinary course of business which expire on not more than 30 days notice by the Company without payment of any penalty or termination payment, and (ii) leases ("Personal Property Leases") which are listed on the Disclosure Letter, true and correct copies of which have been made available (including providing a copy thereof to be retained by Purchaser) to Purchaser. Each of the Company and, to the best knowledge of the Company, the other parties thereto is not in material default under any of the Personal Property Leases, and there is no fact (to the best knowledge of the Company in the case of facts relating to the other party thereto) which, with notice and/or passage of time, would constitute such a default. No consent is required under the Personal Property Leases in connection with the transactions contemplated by this Agreement.

         2.8 Assets. To the best knowledge of the Company, all material items of the equipment, furniture, computers, and other tangible personal property (other than inventory) owned, leased or used by the Company is in good condition, normal wear and tear excepted, and is in good operating order. The Disclosure Letter attached hereto lists all furniture, equipment, and other tangible personal property of the Company or ViraTrac, Inc. (other than inventory and supplies) having an original cost of $5,000 or more. The Disclosure Letter also lists all equipment, furniture, computers and other tangible personal property which (i) is used by the Company or which is located on the Company's premises and (ii) which is not owned by the Company, except for items leased under Leases elsewhere disclosed herein and except for immaterial personal property of employees. Except for sales of inventory and other dispositions of assets in the ordinary course of business, since December 31, 1997, no material tangible assets have been transferred from the Company, whether by sale, dividend or otherwise.

         2.9 Taxes.

                  (a) The Company has paid or caused to be paid all federal, state, local, foreign, and other taxes, including, without limitation, income taxes, estimated taxes, alternative minimum taxes, excise taxes, sales taxes, use taxes, value-added taxes, gross receipts taxes, franchise taxes, capital stock taxes, employment and payroll-related taxes, withholding taxes, stamp taxes, transfer taxes, windfall profit taxes, environmental taxes and property taxes, whether or not measured in whole or in part by net income, and all deficiencies, or other additions to tax, interest, fines and penalties owed by it (collectively, "Taxes"), required to be paid by it or its subsidiaries through the date hereof whether disputed or not, and will pay all Taxes required to be paid by it or its subsidiaries through the Closing Date.

                  (b) The Company has in accordance with applicable law filed all federal, state, local and foreign tax returns required to be filed by it or its subsidiaries through the date hereof, except that the Company's income tax returns for its taxable years ended December 31, 1997 and December 31, 1996, have been prepared and signed by Arthur Andersen LLP as tax preparer and are ready to be filed by Purchaser promptly after the Closing of this Agreement. All such returns correctly and accurately set forth the amount of any Taxes or losses relating to the applicable period. No returns have been audited or currently are the subject of an audit. For each taxable period of the Company ended on or after December 31, 1989, the Company has delivered to Purchaser correct and complete copies of all federal, state, local and foreign income tax returns, examination reports and statements of deficiencies assessed against or agreed to by the Company or its subsidiaries.

                  (c) Neither the Internal Revenue Service (the "IRS") nor any other governmental authority is now asserting or, to the best knowledge of the Company, threatening to assert against the Company or its subsidiaries any deficiency or claim for additional Taxes, or claim to reduce reported losses. No claim has ever been made by an authority in a jurisdiction where the Company or any subsidiary does not file reports and returns that the Company or such subsidiary is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Taxes. The Company and each of its subsidiaries has never entered into a closing agreement pursuant to Section 7121 of the Internal Revenue Code of 1986, as amended (the "Code").

                  (d) Except as set forth in the Disclosure Letter, there has not been any audit of any tax return filed by the Company or any of its subsidiaries, no such audit is in progress, and the Company has not been notified by any tax authority that any such audit is contemplated or pending. Except as set forth in Disclosure Letter, no extension of time with respect to any date on which a tax return was or is to be filed by the Company or any of its subsidiaries is in force, and no waiver or agreement by the Company or any of its subsidiaries is in force for the extension of time for the assessment or payment of any Taxes.

                  (e) The Company has never been (and has never had any liability for unpaid Taxes because it once was) a member of an "affiliated group" (as defined in Section 1504(a) of the Code). Except as set forth in the Disclosure Letter, the Company has never filed, and has never been required to file, a consolidated, combined or unitary tax return with any other entity. Except as set forth in the Disclosure Letter, the Company does not own and has never owned a direct or indirect interest in any trust, partnership, corporation or other entity. The Company is not a party to any tax sharing agreement.

                  (f) As of December 31, 1997, the Company had an aggregate net operating loss for Federal income tax purposes totaling $5,548,468. The Disclosure Letter accurately states the years in which said net operating losses arose and the amounts of net operating losses for each of said years. The Company has provided its stock book to Purchaser. Said stock book completely and accurately reflects the current ownership of stock of the Company and all changes of ownership of stock in the Company which have taken place since the Company's inception. In the case of both prior and current owners, the beneficial owners of the stock of the Company are the same as the record owners as shown in said stock book.

                  (g) For purposes of this Agreement, all references to Sections of the Code shall include any predecessor provisions to such Sections and any similar provisions of federal, state, local or foreign law.

                  (h) The Interim Balance Sheet includes adequate provision for
(i) all Tax Liabilities incurred or accrued as of the date of said Balance Sheet, and (ii) any and all Tax Liabilities which may hereafter be assessed or imposed on the Company or any of its subsidiaries with respect to time periods ending on or before said date.

                  (i) The Company has not made an election under Section 341(f) of the Code, and does not have any other tax elections, federal or state, in effect except as set forth on the Disclosure Letter.

         2.10 Collectibility of Accounts Receivable. All of the accounts receivable of the Company and ViraTrac, Inc. set forth on the receivables run of the Company as of the date specified in the Disclosure Letter, which has been provided to Purchaser, less the reserve for bad debts set forth on the Interim Balance Sheet, are valid and enforceable claims, fully collectible and subject to no setoff or counterclaim. Each of the Company and ViraTrac, Inc. has no accounts or loans receivable from any person, firm or corporation which is affiliated with the Company or from any director, officer or employee of the Company, except as disclosed in the Disclosure Letter, and all accounts and loans receivable from any such person, firm or corporation shall be paid in cash prior to the Closing.

         2.11 Absence of Certain Changes. Except as disclosed in the Disclosure Letter and except to the extent reflected in the Interim Statements, since December 31, 1997 there has not been:

                  (a) any change in the financial condition, properties, assets, liabilities, business or operations of the Company or ViraTrac, Inc., which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has been materially adverse with respect to the Company or ViraTrac, Inc.;

                  (b) any contingent liability incurred by the Company or ViraTrac, Inc. as guarantor or otherwise with respect to the obligations of others or any cancellation of any material debt or claim owing to, or waiver of any material right of, the Company or ViraTrac, Inc.;

                  (c) any mortgage, encumbrance or lien placed on any of the properties of the Company or ViraTrac, Inc.;

                  (d) any material obligation or liability of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including, without limitation, liabilities for Taxes due or to become due or contingent or potential liabilities relating to products or services provided by the Company or ViraTrac, Inc. or the conduct of the business of the Company or ViraTrac, Inc. since December 31, 1997 regardless of whether claims in respect thereof have been asserted), incurred by the Company or ViraTrac, Inc. other than obligations and liabilities incurred in the ordinary course of business consistent with the terms of this Agreement (it being understood that product or service liability claims that could reasonably be expected to result in a material liability shall not be deemed to be incurred in the ordinary course of business);

                  (e) any purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the properties or assets of the Company or ViraTrac, Inc. other than in the ordinary course of business;

                  (f) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, assets or business of the Company or ViraTrac, Inc.;

                  (g) any declaration, setting aside or payment of any dividend by the Company, or the making of any other distribution in respect of the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of its own capital stock;

                  (h) any labor trouble or dispute or claim of unfair labor practices involving the Company or any attempt or threat of an attempt by a labor union to organize the Company's employees; any change in the compensation payable or to become payable by the Company to any of its officers, employees, agents or independent contractors other than normal merit increases in accordance with its usual practices; or any bonus payment or arrangement made to or with any of such officers, employees, agents or independent contractors;

                  (i) any change with respect to the officers or management of the Company;

                  (j) any payment or discharge of a material lien or liability of the Company or ViraTrac, Inc.;

                  (k) any obligation or liability incurred by the Company to any of its officers, directors, stockholders or employees, or any loans or advances made by the Company to any of its officers, directors, stockholders or employees, except normal compensation and expense allowances payable to officers or employees;

                  (l) any change in accounting methods or practices, credit practices or collection policies used by the Company;

                  (m) any material amendment or termination of any material contract, lease or license to which the Company or ViraTrac, Inc. is a party or by which it may be bound, other than in the ordinary course of business;

                  (n) any acquisition by the Company or ViraTrac, Inc. of the assets or capital stock of another business entity;

                  (o) any termination of any permit or license issued to the Company or ViraTrac, Inc. or to any of its employees or agents;

                  (p) to the best knowledge of the Company, any order, judgment, writ, injunction, or decree of any court or any governmental or regulatory body adopted or entered or proposed to be adopted or entered which could reasonably be expected to materially and adversely affect the property or business of the Company or ViraTrac, Inc.;

                  (q) any statute, permit, rule or regulation which Company management is actually dealing with and which management expects would materially and adversely affect the property or business of the Company or ViraTrac, Inc.;

                  (r) any event or occurrence affecting the Company or ViraTrac, Inc., which could reasonably be expected to cause an adverse change in any material respect affecting the Company's sales, profitability or financial condition or to otherwise adversely affect the

Company which Company management is actively dealing with and which management expects would materially and adversely affect the property or business of the Company;

                  (s) any contracts entered into with or (except for payment of compensation in accordance with past practices and as disclosed to Purchaser), any payments or transfers of property to any shareholder of the Company, any relatives of any shareholder, or any corporation, partnerships, limited liability companies or other business entities controlled by any shareholder or in which any shareholder has any significant equity interest;

                  (t) any other transaction entered into by the Company or ViraTrac, Inc. other than transactions in the ordinary course of business; or

                  (u) any agreement or understanding whether in writing or otherwise, for the Company to take any of the actions specified in paragraphs
(a) through (t) above.

         2.12 Ordinary Course. Since December 31, 1997, except to the extent reflected in the Interim Statements, each of the Company or ViraTrac, Inc. has conducted its business only in the ordinary course and consistently with its prior practices.

         2.13 Banking Relations. All of the arrangements which the Company or ViraTrac, Inc. has with any banking or financial institution are completely and accurately described in the Disclosure Letter, indicating with respect to each of such arrangements the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the person or persons authorized in respect thereof.

         2.14 Intellectual Property.

                  (a) As used in this Section 2.14, "Intellectual Property" means patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, trade secrets, copyrights and other proprietary rights. No proceedings have been instituted, or are pending or, to the best knowledge of the Company, threatened, which challenge the rights of the Company or ViraTrac, Inc. to the Intellectual Property owned or used by it or ViraTrac, Inc., and, to the best knowledge of the Company, there are no claims or demands of any other person challenging the ownership of any such Intellectual Property owned by the Company or ViraTrac, Inc., or challenging the use by the Company or ViraTrac, Inc. of any such Intellectual Property in the manner in which it is currently being used by the Company or ViraTrac, Inc., as applicable.

                  (b) Each of the Company and ViraTrac, Inc. does not or own or use in its business any patents, patent rights, patent applications or own any registered copyrights or applications for registered copyrights. The Disclosure Letter lists the registered trademarks, registered service marks and applications for the same which are owned by the Company and also lists all material trade names, unregistered trademarks and unregistered service marks owned by the Company. Except as set forth in the Disclosure Letter, each of the Company and ViraTrac, Inc. does not license or otherwise use in its business trademarks, service marks or trade names of any other person. All of such trademark and service mark registrations and applications have been duly registered in, filed in or issued by the United States Patent and Trademark Office, or the corresponding offices of other jurisdictions as identified on the Disclosure Letter, and have been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations of the United States and each such jurisdiction. All other items of Intellectual Property which are material to the business or operations of the Company or ViraTrac, Inc., are listed in the Disclosure Letter. Each of the Company and ViraTrac, Inc. has the right, and the consummation of the transactions contemplated hereby will not affect the right each has, to use all Intellectual Property currently used in its business in the manner in which it currently uses such Intellectual Property, including without limitation all trademarks, service marks, trade names, customer lists, designs, manufacturing and other processes, computer software, systems, data compilations, research results and other information required for or incident to its business as presently conducted.

                  (c) All licenses or other agreements under which the Company or ViraTrac, Inc. is granted rights in Intellectual Property are listed in the Disclosure Letter. All said licenses or other agreements are in full force and effect, and there is no material default by any party thereto. To the best knowledge of the Company, the licensors under said licenses and other agreements have and had all requisite power and authority to grant the rights purported to be conferred thereby. True and complete copies of all such licenses or other agreements, and any amendments thereto, have been delivered to Purchaser.

                  (d) All licenses or other agreements under which the Company or ViraTrac, Inc. has granted rights to others in Intellectual Property owned or licensed by the Company or ViraTrac, Inc. are listed in the Disclosure Letter. All of said licenses or other agreements are in full force and effect, and there is no material default by any party thereto. True and complete copies of all such licenses or other agreements, and any amendments thereto, have been provided to Purchaser.

                  (e) The Company has required all professional and technical employees and other employees and consultants having access to valuable non-public information of the Company or ViraTrac, Inc. to execute agreements under which such employees and consultants are required to convey to the Company or ViraTrac, Inc. ownership of all inventions, copyrights and developments conceived or created by them in the course of their employment and to maintain the confidentiality of all such information of the Company or ViraTrac, Inc. Each of the Company and ViraTrac, Inc. has not made any such valuable, non-public information of the Company or ViraTrac, Inc. available to any person other than employees of the Company except pursuant to written agreements requiring the recipients to maintain the confidentiality of such information and appropriately restricting the use thereof. The Company has no knowledge of any infringement by others of any Intellectual Property rights of the Company or ViraTrac, Inc..

                  (f) The present business, activities and products of the Company or ViraTrac, Inc. do not infringe any Intellectual Property of any other person in any manner that cannot be cured in all material respects by (i) making modifications to the Company's method of conducting its business that do not have a material adverse affect on the Company, or (ii) obtaining a license from such person to use such Intellectual Property at a cost to the Company that is not material. No proceeding charging the Company and ViraTrac, Inc. with infringement of any adversely held Intellectual Property or any opposition to registration has been filed or is threatened to be filed. Each of the Company and ViraTrac, Inc. is not making unauthorized use of any confidential information or trade secrets of any person received by the Company or ViraTrac, Inc. under an agreement limiting the Company's or ViraTrac's use of such information, including without limitation, any former employer of any past or present employee of the Company. To the best knowledge of the Company, the activities of its employees on behalf of the Company do not violate any agreements or arrangements with any persons other than the Company related to confidential information or trade secrets of such persons or restricting any such employee's ability to engage in business activities of any nature. To the best of Company's knowledge, the persons or entities who are party to confidentiality agreements protecting confidential information or trade secrets of the Company are in compliance with such agreements. Copies of all confidentiality agreements to which the Company or ViraTrac, Inc. is a party, both those which protect confidential information or trade secrets of the Company or ViraTrac, Inc., and those which protect the confidential information or trade secrets of other parties, are properly filed in the Company's files, so that a person dealing with the matter or relationship giving rise to the confidentiality agreement will locate a copy of such agreement in the file or files relating to such matter or relationship.

         2.15 Software and Database. The Disclosure Letter lists:

                  (a) All software programs or databases owned by third parties currently used by the Company or ViraTrac, Inc.;

                  (b) All software programs or databases currently used by the Company or ViraTrac, Inc. which the Company or ViraTrac, Inc. either owns or has the exclusive right to use or which were developed by the Company or ViraTrac, Inc.;

                  (c) All individuals or companies, whether or not employees, who have, since the inception of the Company, provided to the Company or ViraTrac, Inc. material software or database services for software or databases currently used by the Company or ViraTrac, Inc., together with any agreements that the Company or ViraTrac, Inc. has with such individuals or companies. For these purposes, (i) such services include, but are not limited to, design of or modifications to the software or database, writing code for the database or software or designing interfaces for the database or software; and (ii) such services will not be considered material if they are rendered with respect to software or databases that are not material to the Company's operations or business and if the software and databases can be replicated by the Company without substantial cost or delay.

         2.16 Contracts.

                  (a) The Disclosure Letter attached hereto lists, and the Company has made available (including providing a copy as requested) to Purchaser, true and complete copies of, all of the following contracts or other obligations to which either the Company or ViraTrac, Inc. is a party or by which either is bound:

                           (i) Employment agreements and any other contracts with or loans by the Company or ViraTrac, Inc. to any of the Company's or ViraTrac, Inc.'s shareholders, officers, directors, employees, consultants, salesmen, distributors or sales representatives;

                           (ii) Any employee benefit plan made available by the Company to any of its employees;

                           (iii) Any collective bargaining agreement;

                           (iv) Any contracts with customers, including those which have been completed by the Company or ViraTrac, Inc. within the past two years, which impose any material liabilities upon, or reasonably could be expected to result in any material liabilities against, the Company or ViraTrac, Inc..

                           (v) Any deeds of trust, mortgages, conditional sales contracts, security agreements, pledge agreements, trust receipts, or any other agreements or arrangements whereby any assets of the Company or ViraTrac, Inc. are subject to a lien, encumbrance, charge or other restriction;

                           (vi) Any loan agreements, letters of credit or lines of credit;

                           (vii) Any contracts expressly restricting the Company or ViraTrac, Inc. from doing business in any areas and any contracts, including without limitation contracts with suppliers, which limit, restrict or transfer rights to any technology utilized or developed by the Company or ViraTrac, Inc. or which establish rights of a supplier or customer to a particular product marketed or being developed by the Company or ViraTrac, Inc., excluding the license implied in any sale of product;

                           (viii) Other than purchase orders issued in the ordinary course of business, any contracts calling for aggregate payments by the Company or ViraTrac, Inc. in excess of $10,000 and which are not terminable without cost or liability on notice of 90 days or less;

                           (ix) Any joint venture, partnership, limited liability company or limited partnership agreement involving the Company or ViraTrac, Inc.;

                           (x) Any guarantees by the Company or ViraTrac, Inc. of the obligations of any other party except those resulting from the endorsement of customer checks deposited by the Company for collection;

                           (xi) The Company Shareholder Agreement;

                           (xii) Any other contracts which could reasonably be expected to have a material adverse impact on the Company's or ViraTrac, Inc.'s assets, results of operations or financial condition; and

                           (xiii) Any commitments to enter into any of the types of contracts and obligations referred to in this Section 2.16.

                  Each of the Company and ViraTrac, Inc. has not received notice of any material default under any such contracts, obligations or commitments, is not in material default under any such contracts, obligations or commitments, and there are no facts (to the best knowledge of the Company in the case of facts relating to the other party thereto) which, with notice and/or the passage of time, would constitute such a default. To the best knowledge of the Company, no other party to such contracts, obligations or commitments is in material default and there are no facts which, with notice and/or the passage of time, would constitute such a default. No consent is required under the contracts, obligations and commitments referred to in this Section in connection with the transactions contemplated by this Agreement.

                  (b) Proposals and Prospects. The Disclosure Letter attached hereto lists, and the Company has previously delivered to Purchaser, true and complete copies of all outstanding proposals to perform services for customers by the Company or ViraTrac, Inc.

         2.17 Litigation. There are no legal, administrative, arbitration or other proceedings or claims pending or, to the best knowledge of the Company, threatened against the Company or any subsidiary, nor is the Company or any subsidiary subject to any existing judgments. To the best knowledge of the Company, there is no reasonable basis for any such proceeding or claim against the Company or any subsidiary which could reasonably be expected to result in a material liability. Each of the Company and ViraTrac, Inc. is not operating under or subject to, or in default with respect to, any order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign.

         2.18 Compliance with Applicable Laws; Environmental Matters.

                  (a) Laws. Each of the Company and ViraTrac, Inc., and its operations and assets, are in compliance in all material respects, with all federal, state, county, and municipal laws, ordinances, regulations, rules, reporting requirements, judgments, orders, decrees and requirements of common law applicable to the conduct and business of the Company or ViraTrac, Inc. and to the assets owned, used or occupied by it (collectively referred to hereinafter as the "General Laws"), including without limitation all applicable federal, state, county and municipal laws, ordinances, regulations, rules, reporting requirements, judgments, orders, decrees and requirements of common law concerning or relating to the protection of health and the environment (collectively referred to hereinafter as the "Environmental Laws"). Each of the Company and ViraTrac, Inc. has not received any notice of violation, citation, complaint, request for information, order, directive, compliance schedule or other similar enforcement order, or any other notice from any administrative or governmental agency or entity, indicating that either the Company or ViraTrac, Inc. were not or currently are not in compliance in all material respects with all Environmental Laws and General Laws, and to the best knowledge of the Company, no such item is threatened.

                  (b) Environmental Laws. All businesses and operations of the Company and ViraTrac, Inc. are in compliance in all material respects with any:
(i) judgments, orders, decrees, awards or directives, of any court, arbitrator or administrative or governmental agency or entity binding the Company or ViraTrac, Inc. and concerning compliance with the Environmental Laws; and (ii) consent decrees, administrative orders, settlement agreements or other settlement documents entered into by the Company or ViraTrac, Inc. with any administrative or governmental agency or entity concerning compliance with the Environmental Laws.

                  (c) Hazardous Materials. As used herein the "Company Real Property" means real property now or previously operated, used or leased by, to or for the Company, but only the portion thereof, actually operated, used or leased by, to or for the Company, including without limitation, the real property subject to the Leases. No materials designated as hazardous substances, wastes, hazardous materials, pollutants or contaminants under any Environmental Laws (collectively, "Hazardous Materials") stored, used or generated by the Company or any subsidiary have been treated, stored, transported or disposed of in violation of any Environmental Laws; and all Hazardous Materials which have been utilized in the business or operation of the Company or any subsidiary or which have been removed, released, discharged or emitted by the Company or any subsidiary from the Company Real Property were and are documented, transported and disposed of in compliance with all Environmental Laws in all material respects. The Company does not know of Hazardous Materials in the Company Real Property which have harmed or could reasonably be expected to harm persons.

                  (d) Licenses and Permits. The Disclosure Letter lists material permits, licenses and other authorizations issued by administrative or governmental agencies or entities under the General Laws and the Environmental Laws or otherwise required for the conduct of the Company's or ViraTrac, Inc.'s business as presently conducted which are held by the Company or, with respect to the Company's or ViraTrac, Inc., as applicable business or assets, by its employees or agents ("Licenses and Permits"). The Licenses and Permits include all such permits which are necessary to the Company's and ViraTrac, Inc.'s business and operations as presently conducted and each of the Company and ViraTrac, Inc. is and has been in compliance in all material respects with the terms and conditions of the Licenses and Permits. Under the General Laws and the Environmental Laws and the Licenses and Permits, the consummation of the transactions contemplated by this Agreement do not and will not: (i) affect the validity of the Licenses and Permits; or (ii) require the consent of any governmental authority or third party.

         2.19 Insurance. The physical properties and assets of the Company and ViraTrac, Inc. are insured to the extent disclosed in the Disclosure Letter attached hereto and all such insurance policies and arrangements are disclosed in said Letter. Said insurance policies and arrangements are in full force and effect, all premiums with respect thereto are currently paid, and the Company is in compliance in all material respects with the terms thereof. Said insurance is sufficient for compliance by the Company with all requirements of law and all agreements and leases to which the Company and ViraTrac, Inc. is a party.

         2.20 Powers of Attorney. Each of the Company and ViraTrac, Inc. does not have any outstanding power of attorney.

         2.21 Finder's Fee. Each of the Company and its subsidiaries has not incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement, except that Paine Webber is entitled to a fee for which the Stockholders are responsible. Except as provided in Section 1.7, such fee shall not be charged to or paid by the Company or Purchaser.

         2.22 Burdensome Agreements. Except as disclosed in the Disclosure Letter, each of the Company and ViraTrac, Inc. is not subject to or bound by any agreement, judgment, decree or order which Company's management expects to materially and adversely affect the Company's or ViraTrac, Inc.'s business prospects, condition, financial or otherwise, or assets.

         2.23 Corporate Records; Copies of Documents. The corporate record books of each of the Company and Group accurately record all corporate action taken by its stockholders and board of directors and committees. The copies of the corporate records and stock records of each of the Company and ViraTrac, Inc., as delivered to Purchaser for review, are true and complete copies of the originals of such documents. The Company has made available to Purchaser and its counsel true and correct copies of all documents referred to in this Section or in the Disclosure Letter delivered to Purchaser pursuant to this Agreement. The Company has not yet delivered to Purchaser copies of the corporate records and stock records for Clinical Services, Inc. or Claims Services, Inc., but it seeking to obtain such records and will deliver them as soon as they are obtained.

         2.24 Transactions with Interested Persons. Except as set forth in the Disclosure Letter, neither the Company, nor ViraTrac, Inc. nor, to the best knowledge of the Company, any officer, supervisory employee or director of the Company or ViraTrac, Inc. or any of their respective spouses or family members, owns directly or indirectly on an individual or joint basis any material interest in, or serves individually as, or as an officer or director or in another similar capacity of, any competitor or supplier of the Company or ViraTrac, Inc., or any organization which has a material contract or arrangement with the Company or ViraTrac, Inc. There are no agreements or arrangements not contained herein or disclosed in the Disclosure Letter, to which any Stockholder is a party relating to the business of the Company or to any Stockholder's rights and obligations as a stockholder, director or officer of the Company.

         2.25 ERISA and Employment Matters.

                  (a) Except as set forth in the Disclosure Letter, no employee of the Company has a written or oral agreement (or an assurance pursuant to any employee manual) which would preclude the Company from terminating such employee's employment at any time with no obligation of the Company to make any payment except wages and accrued benefits to the date of termination. The Company does not have any policy, practice, plan, or program of paying severance pay or any form of severance compensation in connection with the termination of employment. The Company has not engaged in any discriminatory hiring or employment practices in violation of applicable law nor have any employment discrimination complaints been filed against the Company with any state or federal agency. The Company has not been threatened by any former employee with any suit alleging wrongful termination or other claim against the Company and there are no grounds for such a suit which could reasonably be expected to result in material liability.

                  The Company has made available (including providing a copy thereof to be retained by Purchaser) to Purchaser (i) all employment manuals utilized by the Company within the past three (3) years, (ii) copies of any determination letters received by the Company from the Internal Revenue Service or any other governmental authority with respect to any employee benefit plan, together with a copy of the most recent submission for a determination letter by the Company for each employee benefit plan maintained by the Company, (iii) copies of any summary plan descriptions or summaries of material modifications relating to any employee benefit plan (as defined in Section 3(3) of ERISA) that have been prepared or distributed in the past three (3) years.

                  (b) There are no present or former Company employees, directors or independent contractors entitled to (i) pension benefits that are "unfunded" as defined under ERISA or (ii) any pension benefit or welfare benefit to be paid after termination of employment other than liabilities for benefits under the plan and pursuant to the Company's 401(k) Plan (the "Plan") or as otherwise required by law. Except with respect to continuation coverage under group health plans pursuant to Section 4980B of the Internal Revenue Code of 1986, as amended (the "Code") or state law, and except with respect to continuation coverage under group life insurance plans pursuant to state law, no other welfare benefits (whether or not pursuant to any plan or benefit arrangement that is subject to the Employee Retirement Income and Security Act ("ERISA")) whatsoever are payable to any present or former Company employees after termination of employment or to any present or former directors or independent contractors after cessation of service to the Company (including, but not limited to, any post-retirement medical or death benefits, any severance benefits or any disability benefits).

                  (c) There are no arrangements or contracts with any director, officer, employee or independent contractor of the Company that require any deferred compensation, retirement or welfare benefits to be paid or provided following termination of services, except as may occur under the Plan.

                  (d) Each "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) of the Company is either funded through insurance or is unfunded for purposes of ERISA. There are no reserves, assets, surplus or prepaid premiums under any such plan, the Company is not in material default under any such plan, and all such plans are in compliance in all material respects with all applicable laws (including, but not limited to, ERISA, the Code, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act, and the Health Insurance Portability and Accountability Act of
1996) since such laws became effective in respect to such plans.

                  (e) Each of any "employee welfare benefit plan" (as defined above) maintained by the Company, any fiduciary thereof and the Company is not subject to any liability (other than liabilities for benefits under the plan and normal liabilities and expenses associated with maintenance of such plan or arrangement as an ongoing benefit plan or arrangement) under ERISA or the Code or any other applicable law.

                  (f) The Plan, any fiduciary thereof and the Company are not subject to any liability (other than liabilities for benefits under the Plan and normal liabilities and expenses associated with maintenance of such plan or arrangement as an ongoing benefit plan or arrangement) under ERISA or the Code or any other applicable law. The Plan has been administered in compliance in all material respects with its terms and with the applicable provisions of ERISA, the Code and all other federal, state and other applicable laws, rules and regulations (including, without limitation, any funding, filing, terminating, reporting, disclosure and fiduciary obligations and any prohibited transaction restrictions). The Plan meets the requirements of the Code and ERISA in all material respects, and has from its inception satisfied such requirements in all material respects.

                  (g) Except for the Plan and any other employee benefit plans identified in the Disclosure Letter, the Company neither maintains, nor has it ever maintained or ever been obligated to contribute to, (i) a multiemployer plan within the meaning of Section 3(37) of ERISA, or (ii) any defined benefit pension plan, or at any time after December 31, 1994, any other employee benefit plan within the meaning of Section 3(3) of ERISA.

                  (h) There are no inquiries and there are no, and, since December 31, 1994, have been no, proceedings, claims or suits pending or, to the best of the Company's knowledge, threatened by any governmental agency or authority or by any participant or beneficiary against the Company, the Plan or any other employee benefit plan maintained by the Company, or any fiduciary of the Plan or of any other employee benefit plan maintained by the Company, with respect to the operation of the Plan or such other benefit plans, other than routine claims for benefits.

                  (i) The consummation of the transactions contemplated by this Agreement will not, alone or together with any other event, (i) entitle any employee of the Company to a bonus, severance pay or any other payment, or (ii) accelerate the time of payment or vesting, or increase the amount of, compensation due to any such employee.

                  (j) The Company has no obligation for (i) any long-term disability benefits to or for any of the Company's employees who become disabled prior to the Closing Date (including any individual who is disabled but has not satisfied any applicable waiting period) and (ii) any life insurance benefits promised, due and/or payable to or for any of the Company's employees who die prior to the Closing Date, other than through life insurance policies or disability policies disclosed in the Disclosure Letter.

         2.26 List of Directors and Officers. The Disclosure Letter contains a true and complete list of all current directors and officers of the Company and ViraTrac, Inc. In addition, the Disclosure Letter contains a list of all employees and consultants of the Company as of the date specified therein, and of all employees and consultants who have received compensation from the Company for the fiscal year ended December 31, 1997. In each case the Disclosure Letter includes the current job title and current annual base compensation of each such individual.

         2.27 Employees; Labor Matters.

                  (a) The Company employs a total of approximately 25 full-time employees and no part-time employees and generally enjoys good employer-employee relationships. The Company is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses, or other direct compensation for any services performed for it to the date hereof or amounts required to be reimbursed to such employees.

                  (b) The Company is in compliance in all material respects with all applicable laws and regulations respecting labor, employment, fair employment practices, work place safety and health, terms and conditions of employment, and wages and hours. There are no charges of employment discrimination or unfair labor practices, nor are there any strikes, slowdowns, stoppages of work, or any other concerted interference with normal operations existing, pending, or, to the Company's knowledge, threatened against or involving the Company. No question concerning representation exists respecting any group of employees of the Company. There are no grievances, complaints, or charges that have been filed against the Company under any dispute resolution procedure (including, but not limited to, any proceedings under any dispute resolution procedure under any collective bargaining agreement) that are outstanding, or that were outstanding during the preceding two years, and no arbitration or similar proceeding is pending and no claim therefor has been asserted. No collective bargaining agreement is in effect or is currently being or is about to be negotiated by the Company. The Company has not received information to indicate that any of its employment policies or practices is currently being audited or investigated by any federal, state, or local government agency.

                  (c) To the best knowledge of the Company, each employee of the Company is not a party to any non-competition, trade secret or confidentiality agreement with any party other than the Company.

         2.28 Transfer of Shares. No holder of stock of the Company has at any time transferred any of such stock to any employee of the Company, which transfer constituted or could be viewed as compensation for services rendered to the Company by said employee.

         2.29 Stock Repurchase. Except as set forth in its Disclosure Letter, the Company has not redeemed or repurchased any of its capital stock.

         2.30 Industrial Revenue Bonds. Each of the Company and ViraTrac, Inc. is not indebted under any industrial revenue bonds.

         2.31 Services and Warranties. The Disclosure Letter describes or specifically references all warranties or other commitments that may give rise to claims against the Company or ViraTrac, Inc. (collectively "Commitments") made by the Company or ViraTrac, Inc. with respect to services provided by the Company or ViraTrac, Inc. during the last three (3) years. Except for experience consistent with the Company's or ViraTrac, Inc.'s past experience and disclosed or reserved against in the Annual Statements and the Interim Statements, all services provided by the Company and ViraTrac, Inc. during the last three (3) years complied in all material respects with the Commitments applicable thereto and with all requirements in the agreements applicable to such services. Except as listed on the Disclosure Letter, there has been no breach or departure in any respect by the Company or ViraTrac, Inc. from its Commitments in connection with the services by the Company or ViraTrac, Inc. in the last three (3) years that could reasonably be expected to result in material liability.

         Except as set forth in the Disclosure Letter, there are no claims against the Company or ViraTrac, Inc. of any kind with respect to the services it has provided that are pending or, to the Company's knowledge threatened, and no such claims were outstanding during the two years preceding the date hereof. No services were provided in a manner that will result in any claim against the Company or ViraTrac, Inc. that could reasonably be expected to result in material liability.

         2.32 Authority Relative to Agreements; Enforceability; Company Shareholder Agreement. Common Stockholders owning a majority of the shares of the Company Common Stock, and Preferred Stockholders owning a majority of the shares of the Company Preferred Stock, on the applicable record date will have the power to approve the Merger on behalf of the Company. The Principal Stockholders will vote their shares of stock in favor of the Merger.

         In the Company Shareholder Agreement, the Principal Stockholders have agreed to vote their shares in favor of the Merger and have agreed that Purchaser is a third-party beneficiary of such voting agreement.

         2.33 Disclosure. The representations, warranties and statements contained in this Agreement and in the agreements, certificates, exhibits, documents and schedules delivered by the Company or the Stockholders pursuant to this Agreement to Purchaser do not contain any untrue statement of a material fact, and, when taken together, do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or statements not misleading in light of the circumstances under which they were made. There are no facts directly affecting the Company or ViraTrac, Inc. which the Company's management is actively dealing with and which management expects would have a material adverse affect on the business, properties, prospects, operations or condition of the Company which have not been specifically disclosed herein or in the Disclosure Letter, other than general conditions affecting the industries in which the Company operates.

SECTION 3. COVENANTS OF THE COMPANY.

         3.1 Making of Covenants and Agreements. The Company hereby makes the covenants and agreements set forth in this Section 3.

         3.2 Conduct of Business. Between the date of this Agreement and the Closing Date, each of the Company and the Three Subsidiaries will:

                  (a) conduct its business only in the ordinary course and refrain from changing or introducing any method of management or operations except in the ordinary course of business and consistent with prior practices;

                  (b) refrain from making any purchase, sale or disposition of any asset or property other than in the ordinary course of business and from mortgaging, pledging, subjecting to a lien or otherwise encumbering any of its properties or assets;

                  (c) refrain from incurring any contingent liability as a guarantor or otherwise with respect to the obligations of others, and from incurring any other obligations or liabilities except in the ordinary course of business;

                  (d) refrain from making any change or incurring any obligation to make a change in its Certificate of Incorporation, by-laws or authorized or issued capital stock, except pursuant to the Company Shareholder Agreement;

                  (e) refrain from declaring, setting aside or paying any dividend or other transfer of property to any Stockholder (other than payment of regular compensation -- not bonuses -- to Stockholders who are employees of the Company or repayment of the Investor Loans as provided herein), making any other distribution in respect of its capital stock, or making any direct or indirect redemption, purchase or other acquisition of its capital stock;

                  (f) refrain from making any change in the compensation payable or to become payable to any of its officers, employees, agents or independent contractors except for normal merit increases (not bonuses) in the ordinary course of business and consistent with past practices;

                  (g) except as provided herein for the Investor Loans, refrain from prepaying any loans (if any) from its stockholders, officers or directors or making any change in its borrowing arrangements;

                  (h) use its reasonable best efforts to prevent any change with respect to its management and supervisory personnel and banking arrangements;

                  (i) use its reasonable best efforts to keep intact its business organization, to keep available its present officers and employees and to preserve the goodwill of all suppliers, customers, independent contractors and others having business relations with it;

                  (j) have in effect and maintain at all times all insurance of the kind, in the amount and with the insurers set forth in the Disclosure Letter or equivalent insurance with any substitute insurers approved in writing by Purchaser;

                  (k) refrain from entering into any contract or agreement relating to capital expenditures or with respect to the construction of tenant improvements with respect to any Leased Real Property;

                  (l) use reasonable best efforts to fully and correctly perform its obligations under its agreements with customers, and maintain good relationships with its customers, [and continue to pursue new customers as it has in the past subject to the limitation regarding material contracts set forth below.

                  (m) refrain from entering into or making any change in the Plan, except as required to conform to applicable law, or materially amend or terminate any other existing employee benefit plan, or adopt any new employee benefit plan;

                  (n) not acquire control or ownership of any other corporation, association, joint venture, partnership, limited liability company, business trust or other business entity, or acquire control or ownership of all or a substantial portion of the assets of the foregoing, or enter into any agreement providing for any of the foregoing;

                  (o) except in the ordinary course of business, not enter into or agree to enter into any transaction, or voluntarily incur or discharge any obligation or liability, material to the business of the Company or any of the Three Subsidiaries;

                  (p) except pursuant to the Company Shareholder Agreement and except for repayment of the Investor Loans as provided herein, not enter into any contracts with and not make (except for payment of normal compensation -- not bonuses -- in accordance with past practices and as disclosed in the Disclosure Letter), any payments or transfer property to any shareholder of the Company, relatives of any shareholder, or any corporation, partnerships, limited liability companies or, except in the ordinary course of business, other business entities controlled by any shareholder or in which any shareholder has any significant equity interest;

                  (q) not enter into any material licensing arrangement or other material contract;

                  (r) not settle any pending litigation in a manner that is materially adverse to the Company Group or commence any material litigation; and

                  (s) not take any action which will prevent any of its warranties and representations herein from being true in all material respects as of the Closing Date.

         3.3 Authorization from Others. Prior to the Closing Date, the Company will use its best reasonable efforts to obtain all authorizations, consents and permits of others required to permit the consummation by the Company of the transactions contemplated by this Agreement.

         3.4 Notice of Default. Promptly upon the occurrence of, or promptly upon the Company becoming aware of the impending or threatened occurrence of, any event which would cause or constitute a breach or default, or would have caused or constituted a breach or default had such event occurred or been known to the Company prior to the date hereof, of any of the representations, warranties or covenants of the Company contained in or referred to in this Agreement or in the Disclosure Letter or any Schedule or Exhibit referred to in this Agreement, the Company shall give detailed written notice thereof to Purchaser, and the Company shall use its reasonable best efforts to prevent or promptly remedy the same.

         3.5 Consummation of Agreement. The Company shall use its reasonable best efforts to perform and fulfill all conditions and obligations on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out. To this end, the Company will use reasonable best efforts to obtain prior to the Closing all necessary authorizations or approvals of its stockholders.

         3.6 Cooperation of the Company. The Company shall cooperate with all reasonable requests of Purchaser and Purchaser's counsel in connection with the consummation of the transactions contemplated hereby.

         3.7 No Negotiations; Notification of Takeover Proposal and Other Matters. The Company shall promptly advise Purchaser orally and in writing of any "takeover proposal" or of any proposal, or inquiry reasonably likely to result in a proposal, which the Company has reason to believe is or may lead to any "takeover proposal". For purposes of this Agreement, the term "takeover proposal" shall mean any proposal for a merger or other business combination involving the Company, or for the acquisition of a substantial equity interest in the Company, a substantial portion of the assets of the Company or a product line or line of business of the Company, other than as contemplated by this Agreement. The Company shall promptly advise Purchaser orally and in writing of the receipt by the Company of any notification submitted to the Company of any purchase or proposed purchase of any securities of the Company by any person.

         The Company shall not, directly or indirectly, whether through its officers, directors, Stockholders, agents, representatives, or otherwise, engage in any discussions or negotiations with, or provide any information to, any person or entity making, proposing to make or believed to be contemplating a takeover proposal to the Company.

         3.8 Confidentiality; No Trading. The Company agrees that each of the Company, the Three Subsidiaries and their officers, directors, Stockholders, and representatives will hold in strict confidence, and will not use, any confidential or proprietary data or information obtained from Purchaser with respect to its business or financial condition except for the purpose of evaluating, negotiating and completing the transaction contemplated hereby. Information generally known in Purchaser's industry or which has been disclosed to the Company by third parties which have a right to do so shall not be deemed confidential or proprietary information for purposes of this Agreement. If the transaction contemplated by this Agreement is not consummated, the Company will return to Purchaser (or certify that they have destroyed) all copies of such data and information, including but not limited to financial information, customer lists, business and corporate records, worksheets, test reports, tax returns, lists, memoranda, and other documents prepared by or made available to the Company in connection with the transaction.

         The Company and the Three Subsidiaries will abide by and the Company will instruct its employees, Stockholders, agents and representatives to abide by, applicable securities and insider trading laws which may restrict persons with material non-public information about Purchaser, or any matters involving or affecting the transactions addressed herein, from purchasing or selling securities of Purchaser or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities.

         3.9 Escrow Agreement. The Company shall execute and deliver the Escrow Agreement, substantially in the form attached hereto as Schedule 1.3(t).

         3.10 Access to Records and Properties. Prior to the Closing, the Company shall permit the Purchaser and its authorized representatives to have full access, at reasonable times and upon reasonable notice, to all properties, assets, records, contracts and documents of the Company and its subsidiaries, to all representatives and consultants to the Company, and, to the extent agreed upon by Purchaser and the Company, to customers of the Company and ViraTrac, Inc., and furnish to the Purchaser or its authorized representatives such financial and other information with respect to the business or properties, assets, books, records of the Company and its subsidiaries as the Purchaser may from time to time reasonably request. The Company will cause its representatives and independent public accountants to provide, Purchaser and its employees, agents and representatives full access to, and complete information concerning, all aspects of the businesses of the Company and ViraTrac, Inc., including their respective books, records (including tax returns filed or in preparation), projections, personnel and premises, and any documents (including any documents filed on a confidential basis) included in any report filed with any governmental agency, but excluding the audit work papers and other records of its independent public accountants.

         3.11 Note. Immediately subsequent to the Effective Time of the Merger, the Company shall transfer, distribute to the Stockholders, or otherwise dispose of or forgive, the promissory note evidencing amounts owed to the Company by Richard Daly, so that after the Closing said note shall not be held by the Company.

         3.12 Shareholder Meeting; Alternative; Notices. The Company shall call a special meeting of its Stockholders to be held as soon as practicable for the purpose of voting upon the transactions contemplated by this Agreement. In connection with calling such meeting, the Company shall provide disclosure materials which fully and fairly describe this Agreement and the transactions and payments to be made under or in connection with this Agreement, and which make all other required disclosures, so that all Stockholders can make a fully informed decision when they vote upon the transactions contemplated by this Agreement. The Company shall afford to Purchaser the opportunity to review and comment upon said disclosure materials before they are sent to the Stockholders.

         In the alternative, the Company, in accordance with the GCL, may seek to obtain written consent from its Stockholders approving the transactions contemplated by this Agreement in lieu of holding a shareholders meeting. Provided that such written consent is obtained from Stockholders holding not less than 98% of the issued and outstanding shares of the Company Preferred Stock at the time the written consent is executed, and from holders of not less than 97% of the issued and outstanding shares of Company Common Stock at the time the written consent is executed, the Company may specify that the Closing will be held (subject to the other conditions and requirements of this Agreement) promptly after such consents have been obtained, as provided in
Section 7.

         The Company is responsible to prepare, in a form which complies with all applicable requirements, including those of the GCL, any notices to Stockholders which are required in connection with the actions described in this Section, including but not limited to any notice of a written consent by the Stockholders if a written consent is obtained and any notice of any appraisal rights. Such notices will be sent before Closing if feasible. However, if this is not feasible, the Company shall advise Purchaser of when such notices should be sent and to whom they should be sent and in what manner, it being understood that Purchaser shall have the responsibility solely to comply with such instructions and shall have no responsibility for the content of such notices and their compliance with applicable requirements.

         3.13 Notification Regarding Dissenters' Shares. The Company shall give Purchaser (i) prompt notice of any notice of intent to demand fair value for any shares of Company Common Stock or Company Preferred Stock, withdrawals of such notices, and any other instruments served pursuant to the Appraisal Laws and received by the Company, and (ii) the opportunity to direct any negotiations and proceedings with respect to demands for fair value for shares of Company Common Stock or Company Preferred Stock under the Appraisal Laws. The Company shall not, without the prior written consent of Purchaser, voluntarily make any payment with respect to any demands for fair value of shares of Company Common Stock or Company Preferred Stock or offer to settle or settle any such demands.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF PURCHASER AND NEWCO.

         4.1 Organization of Purchaser. Each of Purchaser and Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and Delaware, respectively, with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it.

         4.2 Authority of Purchaser. Each of Purchaser and Newco has full right, authority and power to enter into this Agreement and each agreement, document and instrument to be executed and delivered by Purchaser and Newco pursuant to this Agreement, and to carry out the transactions contemplated hereby. The execution, delivery and performance by Purchaser and Newco of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary corporate action of Purchaser and Newco and no other action on the part of Purchaser and Newco is required in connection therewith. This Agreement and each other agreement, document and instrument executed and delivered by Purchaser and Newco pursuant to this Agreement constitute, or when executed and delivered will constitute, valid and binding obligations of and Purchaser and Newco enforceable in accordance with their terms. The execution, delivery and performance by Purchaser and Newco of this Agreement and each such agreement, document and instrument:

                  (a) do not and will not violate any provision of the Articles of Incorporation or Certificate of Incorporation or by-laws of Purchaser or Newco;

                  (b) do not and will not violate any laws, rules, or regulations of the United States or of any state or any other jurisdiction applicable to Purchaser or Newco or require

Purchaser or Newco to obtain any approval, consent, or waiver of, or make any filing with, any person or entity (governmental or otherwise) which has not been obtained or made; and

                  (c) do not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture, loan, or credit agreement, or any other agreement, mortgage, lease, permit, order, judgment, or decree to which Purchaser or Newco is a party and which is material to the business and financial condition of Purchaser or Newco and its affiliated organizations on a consolidated basis.

         4.3 Litigation. There is no litigation pending or, to its knowledge, threatened against Purchaser or Newco which would prevent or hinder the consummation of the transactions contemplated by this Agreement.

         4.4 Finder's Fee. Each of Purchaser and Newco has not incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement, except for a fee payable to Greene Holcomb & Company for which Purchaser is solely responsible.

         4.5 Company Representations. No representation or warranty is being made by the Company except as expressly set forth in this Agreement, and neither the Purchaser nor Newco is relying upon any information or documents made available by or on behalf of the Company except as expressly covered by a representation or warranty set forth in this Agreement. Without limiting the generality of the foregoing, the Company makes no representation or warranty with respect to, and neither the Purchaser nor Newco is relying upon, any projections, estimates or budgets delivered or made available by or on behalf of the Company.

SECTION 5. COVENANTS OF PURCHASER.

         5.1 Making of Covenants and Agreement. Purchaser hereby makes the covenants and agreements set forth in this Section 5.

         5.2 Cooperation of Purchaser. Purchaser shall cooperate with all reasonable requests of the Company and its counsel in connection with the consummation of the transactions contemplated hereby.

         5.3 Confidentiality. Purchaser agrees that, unless and until the Closing has been consummated, Purchaser and its officers, directors, and representatives will hold in strict confidence, and will not use any confidential or proprietary data or information obtained from the Company with respect to the business or financial condition of the Company except for the purpose of evaluating, negotiating and completing the transaction contemplated hereby. Information generally known in the industries of the Company or which has been disclosed to Purchaser by third parties which have a right to do so shall not be deemed confidential or proprietary information for purposes of this agreement. If the transaction contemplated by this Agreement is not consummated, Purchaser will return to the Company (or certify that it has destroyed) all copies of such data and information, including but not limited to financial information, customer lists, business and corporate records, worksheets, test reports, tax returns, lists, memoranda, and other documents prepared by or made available to Purchaser in connection with the transaction.

         5.4 Escrow Agreement. Purchaser shall execute and deliver the Escrow Agreement, substantially in the form attached hereto as Schedule 1.3(t).

         5.5 Employment Agreements. Purchaser shall execute and deliver the Employment Agreements in the form provided in Schedule 6.1(c) and issue shares of Purchaser's Common Stock pursuant to such Employment Agreements and grant options to employees, in each case as described on Schedule 5.5 hereof.

         5.6 Authorization from Others. Prior to the Closing Date, Purchaser will use its reasonable best efforts to obtain all authorizations, consents and permits of others required to permit the consummation by Purchaser and Newco of the transactions contemplated by this Agreement.

         5.7 Notice of Default. Promptly upon the occurrence of, or promptly upon Purchaser becoming aware of the impending or threatened occurrence of, any event that would cause or constitute a breach or default, or would have caused or constituted a breach or default had such event occurred or been known to Purchaser prior to the date hereof, of any of the representations, warranties or covenants of Purchaser or Newco contained in or referred to in this Agreement or any Schedule or Exhibit referred to in this Agreement, Purchaser shall give detailed written notice thereof to the Company, and Purchaser shall use its reasonable best efforts to prevent or promptly remedy the same.

         5.8 Consummation of Agreement. Purchaser and Newco shall use their reasonable best efforts to perform and fulfill all conditions and obligations on the part of either to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out.

SECTION 6. CONDITIONS.

         6.1 Conditions to the Obligations of Purchaser. The obligation of Purchaser to consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

                  (a) Representations; Warranties; Covenants. Each of the representations and warranties of the Company contained in Section 2 shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing; and the Company shall, on or before the Closing, have performed in all material respects all of its obligations hereunder which by the terms hereof are to be performed on or before the Closing.

                  (b) No Material Change. There shall have been no material adverse change in the financial condition, prospects, properties, assets, liabilities, business or operations of the Company since the date hereof, whether or not in the ordinary course of business.

                  (c) Certificate from Officer. The Company shall have delivered to Purchaser a certificate of the Company's President dated as of the Closing to the effect that the statements with respect to the Company set forth in paragraph (a) and (b) above in this Section 6.1 are true and correct.

                  (d) Escrow Agreement.Each of the Company, the Agent and the Escrow Agent shall have executed and delivered the Escrow Agreement, substantially in the form attached hereto as Schedule 1.3(t).

                  (e) Employment Agreements; Employees. Each of the employees referenced on Schedule 6.1(e) shall have executed and delivered an Employment Agreement, substantially in the form provided in Schedule 6.1(e) (the "Employment Agreements"), and Purchaser shall have received indications satisfactory to Purchaser that the employees of the Company listed on Schedule 6.1(e), intend to continue their employment with the Company after the closing of this Agreement.

                  (f) Opinion of Counsel. On the Closing Date, Purchaser shall have received from Van Wert & Zimmer, P.C., counsel for the Company, an opinion as of said date, in the form attached hereto as Schedule 6.1(f).

                  (g) No Litigation. There shall have been no determination by Purchaser, acting in good faith, that the consummation of the transactions contemplated by this Agreement has become inadvisable or impracticable by reason of the institution or threat by any person or any federal, state or other governmental authority of litigation, proceedings or other action against Purchaser, the Company or any Stockholder.

                  (h) Consents. The Company shall have made all filings with and notifications of governmental authorities, regulatory agencies and other entities required to be made by the Company in connection with the execution and delivery of this Agreement, and the performance of the transactions contemplated hereby; and the Company and Purchaser shall have received all authorizations, waivers, consents and permits, in form and substance reasonably satisfactory to Purchaser, from all third parties, including, without limitation, applicable governmental authorities, regulatory agencies, lessors, lenders and contract parties, required to permit the continuation of the business of the Company and the consummation of the transactions contemplated by this Agreement, and to avoid a breach, default, termination, acceleration or modification of any indenture, loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award as a result of, or in connection with, the execution and performance of this Agreement.

                  (i) Customers. No significant customer of the Company shall have terminated or have given notice of termination of its agreement or agreements with the Company.

                  (j) Resignations. The Company shall have delivered to Purchaser the resignations of all of the Directors of the Company and of such officers of the Company as may be requested by Purchaser, such resignations to be effective at the Closing.

                  (k) No Monetary Claims. The Company shall have delivered to Purchaser written representations signed by each of the Principal Stockholders and by each Director of the Company that they have no monetary claims against the Company, provided that such representations shall not apply to: (i) the rights of any Principal Stockholder under the Escrow Agreement, (ii) the rights of Richard Daly under Sections 14 and 15 of the Company Shareholder Agreement,
(iii) the Investor Loans, and (iv) in the case of officers and Directors, rights to indemnification from the Company pursuant to its Certificate of Incorporation and by-laws, and rights pursuant to Section 10.15 hereof.

                  (l) Nonsolicitation and Confidentiality. Each Principal Stockholder shall have delivered its agreement that such Principal Stockholder and any investment fund under common control with such Principal Shareholder (it being understood that such agreement shall not apply to any portfolio company or other entity in which a Principal Shareholder or any investment fund under common control with such Principal Shareholder has made an investment):

                           (i) will not for two years after Closing hire, solicit, or induce to leave the employment of the Company or any affiliate or successor to the Company, any person employed by the Company as of the date hereof, or cause or induce any person engaged by the Company as a consultant as of the date hereof to cease to provide services to the Company or to materially reduce the amount or level of services that such consultant provides to the Company or any affiliate or successor, and it and its officers will not recommend for employment any person employed by the Company as of the date hereof to any third party, including portfolio companies or entities in which they have invested, or encourage any third parties to hire such persons.

                           (ii) will hold in strict confidence and will not use, except as may be directed by Purchaser any confidential or proprietary data or information of the Company; provided that the obligations under this paragraph shall not apply to any data or information which (i) is or becomes public knowledge or generally known in the Company's industry, (ii) is disclosed to the Principal Stockholder or an investment fund under common control with such Principal Shareholder by a third party who is not under an obligation of confidentiality with respect to such information to or for the benefit of the Company, or
         (iii) is required to be disclosed by law.

                  (m) Approvals. The approval of the shareholders of the Company shall have been obtained.

                  (n) Dissenting Shares. As of the Closing Date, no more than three percent (3%) of the issued and outstanding shares of Company Common Stock shall be eligible for treatment as Dissenting Shares hereunder, and no more than two percent (2%) of the issued and outstanding shares the Company Preferred Stock shall be eligible for treatment as Dissenting Shares hereunder.

         6.2 Conditions to Obligations of the Stockholders. The obligation of the Stockholders to consummate this Agreement and the transactions contemplated hereby is subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

                  (a) Representations; Warranties; Covenants. Each of the representations and warranties of Purchaser contained in Section 5 shall be true and correct in all material respects as though made on and as of the Closing; Purchaser shall, on or before the Closing, have performed in all material respects all of its obligations hereunder which by the terms hereof are to be performed on or before the Closing; and Purchaser shall have delivered to the Company and the Stockholders a certificate of the President of Purchaser dated on the Closing to such effect.

                  (b) Escrow Agreement. Purchaser and the Escrow Agent shall have executed and delivered the Escrow Agreement, substantially in the form attached hereto as Schedule 1.3(t).

                  (c) Employment Agreements. Purchaser shall have executed and delivered the Employment Agreements (and issued shares of Common Stock of Purchaser as provided in the Employment Agreements) and granted options, substantially as provided in Schedule 5.5.

                  (d) Opinion of Counsel. On the Closing Date, the Company shall have received from Gray, Plant, Mooty, Mooty & Bennett, P.A., counsel for Purchaser, an opinion as of said date, in the form attached hereto as Schedule 6.2(d).

                  (e) No Litigation. There shall have been no determination by the Company, acting in good faith, that the consummation of the transactions contemplated by this Agreement has become inadvisable or impracticable by reason of the institution or threat by any person or any federal, state or other governmental authority of litigation, proceedings or other action against Purchaser, the Company or any Stockholder.

                  (f) Approvals. The approval of the shareholders of the Company shall have been obtained.

SECTION 7. CLOSING; CLOSING DATE.

         Unless this Agreement shall have been terminated and the Merger herein contemplated shall have been abandoned pursuant to a provision of Section 8 hereof and subject to compliance with the conditions hereto, a closing (the "Closing") will be held on the business day specified by the Company (i) which is at least three (3) business days after the Company has notified Purchaser that it has obtained the required Stockholders approval through a shareholders meeting or by written consent as specified in Section 3.12, and which is at least one (1) business day before the date specified by Section 8.1(d) hereof as it may be extended pursuant to the terms thereof, or on such other date which is mutually acceptable to Purchaser and the Company at the offices of the Company's counsel, commencing at 10:00 A.M. At such time and place, the documents referred to in Section 6 hereof will be exchanged by the parties and, immediately thereafter, the Articles of Merger will be filed by Newco and the Company with the Secretary of the State of Delaware; provided, however, that if any of the conditions provided for in Section 6 hereof shall not have been met or waived by the date on which the Closing is otherwise scheduled, then, subject to Section 8.1(d) hereof, the party to this Agreement which is unable to meet such condition or conditions shall be entitled (provided that such party is acting in good faith) to postpone the Closing for a reasonable period of time by notice to the other parties until such condition or conditions shall have been met (which such notifying party will seek to cause to happen at the earliest practicable date) or waived. The date on which the Closing occurs is herein referred to as the Closing Date.

SECTION 8. TERMINATION.

         8.1 Termination and Abandonment. This Agreement may be terminated and the Merger may be abandoned before the Effective Time of the Merger, notwithstanding any approval and adoption of this Agreement by the shareholders of the Company or Newco:

                  (a) by the mutual consent of the Board of Directors of Purchaser and the Company; or

                  (b) by Purchaser or the Company, if the shareholders of the Company fail to approve the Merger at the meeting of such shareholders called to vote upon the Merger; or

                  (c) by Purchaser if there has been a material misrepresentation or material breach on the part of the Company in the representations, warranties or covenants of the Company set forth herein, or if there has been any material failure on the part of the Company to comply with its obligations hereunder, or by the Company if there has been a material misrepresentation or material breach on the part of Purchaser or Newco in the representations, warranties or covenants of Purchaser or Newco set forth herein, or if there has been any material failure on the part of Purchaser or Newco to comply with their obligations hereunder; or

                  (d) by the Board of Directors of either the Company or Purchaser, at its discretion, if the Merger is not effective by June 30, 1998, except that: (i) this date is conditioned upon the Company having either held the Shareholder meeting to approve the transactions contemplated by this Agreement or obtained the written consent to approve the transactions contemplated by this Agreement as contemplated in Section 3.12 hereof, at least three (3) days in advance of June 30, 1998, and if the Company has not either held the Shareholder meeting (irrespective of the outcome) or obtained the written consent to approve the transactions contemplated by this Agreement, then, at Purchaser's option, said date may be extended to a date four (4) business days after the date on which the Company has satisfied such requirement, and (ii) if one party's breach of this Agreement has caused a delay in the consummation of the Merger the other party shall have the option to extend this date to a date up to ten (10) days after the date on which the other party is notified of the breach.

         8.2 Termination Procedures. The power of termination provided for by this Section 8 may be exercised for Purchaser or the Company only by its respective President and will be effective only after written notice thereof, signed on behalf of the party for which it is given by its President or Vice-President or other duly authorized officer, in the case of Purchaser, or its President in the case of the Company, shall have been given to the other. If this Agreement is terminated in accordance with this Section 8, then the Merger shall be abandoned without further action by the Company, Purchaser and Newco.

         8.3 Liability Upon Termination. In the event of termination and abandonment of the Merger pursuant to this Article VIII, no party hereto shall have any liability or further obligation to any other party hereto, except a party that is in material breach of its representations, warranties or covenants hereunder shall be liable for damages incurred by the other parties hereto to the extent that such damages are proximately caused by such breach if such breach was willful or deliberate (a "Deliberate Breach"), but in the absence of a Deliberate Breach, the liability of the responsible party to the other party shall be limited to out-of-pocket expenses incurred by the other party in connection with negotiating, preparing and entering into this Agreement and carrying out the transactions contemplated hereby.

         8.4 Effect of Termination. All obligations of the parties hereunder shall cease upon any termination pursuant to Section 8.1, provided, however, that (a) the provisions of this Section 8, Section 3.8, Section 5.3, Section 10.1, Section 10.2 and Section 10.11 hereof shall survive any termination of this Agreement; (b) any party's liability for a material breach of its representations, warranties, or covenants hereunder shall be as provided in
Section 8.3, and (c) any party may proceed as further set forth in Section 8.5 below.

         8.5 Right to Proceed. Anything in this Agreement to the contrary notwithstanding, if any of the conditions specified in Section 6.1 hereof have not been fulfilled, Purchaser shall have the right to proceed with the transactions contemplated hereby without waiving any of its rights hereunder, and if any of the conditions specified in Section 6.2 hereof have not been fulfilled, the Stockholders shall have the right to proceed with the transactions contemplated hereby without waiving any of their rights hereunder.

         8.6 Waiver. The Company may extend the time for the performance of any of the obligations or other acts of Purchaser hereunder, waive any inaccuracies in the representations and warranties of Purchaser contained herein or in any document delivered pursuant hereto, or waive compliance by Purchaser with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the Company. Purchaser may extend the time for the performance of any of the obligations or other acts of the Company hereunder, waive any inaccuracies in the representations and warranties of the Company contained herein or in any document delivered pursuant hereto, or waive compliance by the Company with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by Purchaser.

SECTION 9. INDEMNIFICATION.

         9.1 Survival of Warranties.

                  (a) Each of the representations, warranties, agreements, covenants and obligations herein or in any Schedule, Exhibit, certificate, agreement, document, or financial statement delivered by any party to the other party incident to the transactions contemplated hereby are material, shall be deemed to have been relied upon by the other party and shall survive the Closing regardless of any investigation and shall not merge in the performance of any obligation by either party hereto; provided that such representations of warranties shall expire on the date indemnification obligations expire pursuant to this Section 9.

                  (b) If any representation, warranty, covenant, or agreement of any party in this Agreement or any Schedule, Exhibit, certificate, agreement, document, or statement delivered pursuant hereto is qualified by materiality, material adverse effect, or words of similar import (collectively, "Materiality Conditions"), then such representation, warranty, covenant or agreement shall not be considered breached until such Materiality Condition has been satisfied. However, once the Materiality Conditions have been satisfied, so that a claim can be made, the amount of any claim for indemnification under this Section 9 arising out of the same circumstances which gave rise to such breach shall be determined without regard to such Materiality Conditions.

         9.2 Indemnification by the Company and Through Escrow. Subject to the limitations set forth below, the Company hereby agree that, notwithstanding the Closing, the delivery of instruments of conveyance, and regardless of any investigation at any time made by or on behalf of any party hereto, the Company will save, indemnify and hold Purchaser, its directors, officers, employees and agents and, after Closing, the Surviving Corporation, (hereinafter, collectively, "the Indemnitees") harmless from and against any and all liabilities, losses, damages, claims, deficiencies, costs and expenses (including, without limitation, reasonable attorney fees and other costs and expenses incident to any suit, action or proceeding) arising out of or resulting from, and will pay to the Indemnitees the amount of damages suffered thereby together with any amount which they or any of them may pay or become obligated to pay on account of:

                  (a) the breach or inaccuracy of any warranty or representation by the Company herein; and

                  (b) any breach or failure to perform by the Company of any material term, provision, covenant or condition hereunder.

         If the Closing hereunder is held, the Company, its officers, directors and Stockholders, and the Surviving Corporation will have no liability with respect to indemnification claims by the Indemnitees pursuant to this Section 9. Rather all claims will be satisfied from the Escrow Fund in accordance with the Escrow Agreement, and any amounts distributed to Stockholders from the Escrow Fund in accordance with its terms will no longer be available to satisfy claims.

         9.3 Procedure for Claims. Wherever the Indemnitees, or any of them, have a claim for indemnification, they shall deliver notice of such claim to the Agent specifying the claim and describing it in reasonable detail.

         9.4 Limitation on Indemnification. The indemnification obligations of the Company are subject to each of the following limitations, understandings or qualifications:

                  (a) Each of the representations and warranties made by the Company in this Agreement shall survive for a period of fifteen (15) months after the Closing Date. After the expiration date of any representations and warranties no claim for indemnification based on such representations and warranties may be asserted by the Indemnitees, except that claims first asserted in writing with reasonable detail before the expiration date may be pursued until they are finally resolved.

                  (b) Provided that there has been, with respect to the claim in question, no knowing and intentional (i) misrepresentation of a material fact,
(ii) omission of facts or information necessary to make a representation or warranty not materially misleading, or (iii) breach or failure to perform any material term, provision, covenant or condition hereunder, no individual claim by Indemnitees for Indemnification under Section 9.2 can be made unless and until the amount of damages incurred by the Indemnitees for such individual claim exceeds $10,000, and then only to the extent that the amount of such damages exceeds $10,000; provided, however, that such deductible shall not apply, and Purchaser shall be entitled to recover the first dollar of, any claim by Purchaser under Section 1.6 (relating to Options) or Section 1.7 hereof (relating to adjustments to the amount to be paid at Closing). For purposes of this subsection, if more than one claim arises from the same matter, all such claims shall be considered one individual claim.

                  (c) The aggregate amount of claims by Indemnitees for indemnification under Section 9.2 shall not exceed the amount of the Escrow Fund, and shall be subject to the limitations of the Escrow Agreement.

         9.5 Indemnification by Purchaser. Subject to the limitations set forth below, Purchaser hereby agrees that, notwithstanding the Closing, the delivery of instruments of conveyance, and regardless of any investigation at any time made by or on behalf of any party hereto or of any information any party hereto may have in respect thereof, it will indemnify and hold the Company but only up until Closing, harmless from and against any and all liabilities, losses, damages, claims, deficiencies, costs and expenses (including, without limitation, reasonable attorney fees and other costs and expenses incident to any suit, action or proceeding) arising out of or resulting from and will pay to the Indemnitees the amount of damages suffered thereby together with any amount which they or any of them may pay or become obligated to pay on account of:

                  (a) the breach or inaccuracy of any warranty or representation by Purchaser herein;

                  (b) any breach or failure to perform by Purchaser of any material term, provision, or covenant or condition hereunder;

         If the Closing hereunder is held, the Company shall no longer benefit from the foregoing indemnification.

         9.6 Procedure for Claims. Wherever the Company has a claim for indemnification, it shall deliver notice of such claim to Purchaser specifying the claim and describing it in reasonable detail.

         9.7 Limitation on Indemnification. The indemnification obligations of Purchaser are subject to each of the following limitations, understandings or qualifications:

                  (a) Each of the representations and warranties made by the Purchaser in this Agreement shall survive for a period of fifteen (15) months after the Closing Date. After the expiration date of any representations and warranties no claim for indemnification based on such representations and warranties may be asserted by the Indemnitees, except that claims first asserted in writing with reasonable detail before the expiration date may be pursued until they are finally resolved.

                  (b) Provided that there has been no knowing and intentional
(i) misrepresentation of a material fact, (ii) omission of facts or information necessary to make a representation or warranty not materially misleading, or
(iii) breach or failure to perform any material term, provision, covenant or condition hereunder, no individual claim by Indemnitees for Indemnification under Section 9.2 can be made unless and until the amount of damages incurred by the Indemnitees for such individual claim exceeds $10,000, and then only to the extent that the amount of such damages exceeds $10,000. For purposes of this subsection, if more than one claim arises from the same matter, all such claims shall be considered one individual claim.

                  (c) The aggregate amount of claims by Indemnitees for indemnification under Section 9.5 shall not exceed $700,000, less the dollar amount of any distributions which have been made to the Representative from the Escrow Fund before the time the claim is first made by Indemnitees.

         9.8 Notice; Defense of Claims.

                  (a) The party which is entitled to indemnification hereunder (for purposes of this Section 9.8, the "Indemnified Party") may make claims for indemnification hereunder by giving written notice thereof to the party required to indemnify (for purposes of this Section 9.8, the "Indemnifying Party") within the period in which indemnification claims can be made hereunder. If indemnification is sought for a claim or liability asserted by a third party, the Indemnified Party shall also give written notice thereof to the Indemnifying Party promptly after it receives notice of the claim or liability being asserted, but the failure to do so, or any delay in doing so, shall not relieve the Indemnifying Party from any liability, unless, and then only to the extent that, the rights and remedies of the Indemnifying Party are prejudiced as a result of the failure to give, or delay in giving, such notice. Such notice shall summarize the bases for the claim for indemnification and any claim or liability being asserted by a third party. Within 30 days after receiving such notice, the Indemnifying Party shall give written notice to the Indemnified Party stating whether it disputes the claim for indemnification and whether it will defend against any third party claim or liability at its own cost and expense.

                  (b) If the Indemnifying Party gives notice of its intent to dispute and defend a third-party claim or liability or litigation resulting therefrom within such period, the Indemnifying Party shall be entitled to direct the defense against such third party claim or litigation with counsel selected by it (subject to the consent of the Indemnified Party, which consent shall not be unreasonably withheld) as long as the Indemnifying Party is conducting a good faith and diligent defense. So long as the Indemnifying Party has assumed and is conducting the defense of the third-party claim or any litigation resulting therefrom as described above, the Indemnifying Party shall not, in the defense of such third-party claim or any litigation resulting therefrom, consent to entry of any judgment or enter into any settlement or compromise except with the written consent of the Indemnified Party (which consent shall not be withheld unreasonably) unless the judgment or proposed settlement (i) involves only the payment of money damages by the Indemnifying Party (which in the case of a claim made under Section 9.2 is in an amount that may be satisfied through the Escrow
Fund), (ii) fully releases the Indemnified Party from all Liabilities in respect of such claim or litigation, and (iii) does not impose an injunction or other equitable relief upon the Indemnified Party; and the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the third-party claim or any litigation resulting therefrom without the prior written consent of the Indemnifying Party (which consent shall not be withheld unreasonably). The Indemnified Party shall at all times have the right to fully participate in the defense of a third party claim or liability at its own expense directly or through counsel; provided, however, that if the named parties to the action or proceeding include both the Indemnifying Party and the Indemnified Party and the Indemnified Party is advised that representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the Indemnified Party may engage separate counsel at the expense of the Indemnifying Party.

                  (c) If the Indemnifying Party shall not give notice of its intent to dispute and defend a third party claim or liability or litigation resulting therefrom after receipt of notice from the Indemnified Party, or if such good faith and diligent defense is not being or ceases to be conducted by the Indemnifying Party, the Indemnified Party shall have the right, at the expense of the Indemnifying Party, to undertake the defense of such claim or liability in such manner as it deems appropriate (with counsel selected by the Indemnified Party), and to compromise or settle such claim or litigation on such terms as it may deem appropriate, exercising reasonable business judgment, and the Indemnifying Party will remain responsible for such third-party claim or liability or litigation resulting therefrom to the extent provided in this
Section 9.

                  (d) If the third party claim or liability is one that by its nature cannot be defended solely by the Indemnifying Party, the Indemnified Party shall make available such information and assistance in connection therewith as the Indemnifying Party may reasonably request and shall cooperate with the Indemnifying Party in such defense at the expense of the Indemnifying Party.

         9.9 Exclusive Remedy. The provisions of this Section 9 set forth the exclusive remedies for a breach of this Agreement (or any representation, warranty, term, provision, covenant or condition hereunder) and shall be in lieu of all other indemnification, contribution, liability and other remedies which may be available by statute, at common law or otherwise, and to the maximum extent permitted by law, the parties hereby irrevocably and unconditionally waive all other remedies for breach of this Agreement; provided, however, that either party may seek specific performance of this Agreement.

         9.10 Determination of Amount of Claim. The parties shall make appropriate adjustments for insurance coverage from insurance policies maintained and paid for the Company in the ordinary course of business prior to the Closing Date in determining the amount of liabilities, losses, damages, claims, deficiencies, costs and expenses incurred by a party in connection with any matter that is subject to a claim for indemnification under this Section 9.

SECTION 10. MISCELLANEOUS.

         10.1 Fees and Expenses. Each of the parties will bear its own expenses for accounting, legal, investment banking and other professional fees and expenses in connection with the negotiation and the consummation of this Agreement and the transactions contemplated hereby, and no such expenses of the Company or the Stockholders relating to the negotiation and consummation of this Agreement and the transactions contemplated hereby shall be charged to or paid by the Company or Purchaser. The foregoing shall not limit, however, any party's right to include expenses in any claim for damages against any other party who breaches any legally binding provision of this Agreement.

         10.2 Governing Law. This Agreement shall be construed under and governed by the internal laws of the State of Minnesota without regard to its conflict of laws provisions.

         10.3 Notices. Any notice, request, demand or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered or sent by facsimile transmission, upon receipt, or if sent by registered or certified mail, upon the sooner of the date on which receipt is acknowledged or the expiration of three days after deposit in United States post office facilities properly addressed with postage prepaid. All notices to a party will be sent to the addresses set forth below or to such other address or person as such party may designate by notice to each other party hereunder, provided, however, that no notices need to be sent to the Company after the Effective Time of the Merger:

TO PURCHASER:                      Chronimed, Inc.
                                   10900 Red Circle Drive
                                   Minnetonka, MN 55343
                                   Attn:  President
                                   Facsimile:  (612) 979-3969

With a copy to:                    Chronimed, Inc.
                                   10900 Red Circle Drive
                                   Minnetonka, MN 55343
                                   Attn:  General Counsel
                                   Facsimile:  (612) 979-3969

TO COMPANY:                        Mr. Richard Daly
                                   Clinical Partners
                                   1390 Market Street, Suite 310
                                   San Francisco, CA 94102

With a copy to:                    Mr. Stephen Conlin
                                   Van Wert & Zimmer, P.C.
                                   One Militia Drive
                                   Lexington, MA  02173

TO THE STOCKHOLDERS:               Sierra Ventures Management Company, Inc.,
                                   as Agent for the Stockholders
                                   3000 Sand Hill Road
                                   Building Four, Suite 210
                                   Menlo Park, CA 94025

With a copy to:                    Mr. Stephen Conlin
                                   Van Wert & Zimmer
                                   One Militia Drive
                                   Lexington, MA  02173

Any notice given hereunder may be given on behalf of any party by his counsel or other authorized representatives.

         10.4 Entire Agreement. This Agreement, including the Disclosure Letter, the Schedules and Exhibits referred to herein and the other writings specifically identified herein or contemplated hereby, is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings, including, without limitation, the Letter of Intent, dated April 6, 1998, between the parties hereto in respect of the transactions contemplated herein, which Letter of Intent shall be completely superseded by the representations, warranties, and covenants of the parties and the other terms and conditions contained herein.

         10.5 Assignability; Binding Effect. This Agreement shall only be assignable by Purchaser to a corporation or partnership controlling, controlled by or under common control with Purchaser upon written notice to the Company, and such assignment shall not relieve Purchaser of any liability hereunder. This Agreement may not be assigned by the Company without the prior written consent of Purchaser. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

         10.6 Captions and Gender. The captions in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of any term or provision hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, as the context may require.

         10.7 Execution in Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

         10.8 Amendments. This Agreement may not be amended or modified, nor may compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by each party hereto, or in the case of a waiver, the party waiving compliance.

         10.9 Publicity and Disclosures. Purchaser will issue a press release relating this Agreement promptly after its execution. Except where Purchaser reasonably concludes that such press release must be issued with no further delay Purchaser shall endeavor to provide the Company with opportunity to comment upon such press release, but Purchaser shall make the final determination of what must be included in such press release. Except as and to the extent required by law, and except for such press release, without the prior written consent of the other party, neither Purchaser, nor the Company shall, and each shall direct its representatives not to, directly or indirectly, make any public comment, statement, or communication with respect to the transactions between the parties or any of the terms, conditions, or other aspects of the transactions contemplated herein or any confidential information, except (i) to such of their respective representatives as need to know such information for the purpose of evaluating or otherwise effecting the transactions contemplated herein, or (ii) to the employees of the Company in connection with the Closing. If a party is required by law to make any such disclosure, it shall first provide to the other party the content of the proposed disclosure, the reasons that such disclosure is required by law, and the time and place that such disclosure will be made.

         Except as otherwise required by law or the rules of the National Association of Securities Dealers, Inc., and except for Purchaser's press release, so long as this Agreement is in effect, neither Purchaser nor the Company shall issue or cause the publication of any press release with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld or delayed.

         10.10 No Third Party Rights. Except as otherwise provided in this Agreement, nothing herein expressed or implied is intended, nor shall be construed, to confer upon or give any person, firm or corporation, other than Purchaser and the Company and their respective security holders, any rights or remedies under or by reason of this Agreement.

         10.11 Consent to Jurisdiction. Each of the parties hereby consents to personal jurisdiction, service of process and venue in the federal or state courts of Minnesota for any claim, suit or proceeding arising under this Agreement, or in the case of a third party claim subject to indemnification hereunder, in the court where such claim is brought.

         10.12 Schedules and Exhibits. This Agreement shall be deemed to have incorporated by reference the Disclosure Letter and all Schedules and Exhibits referred to herein to the same extent as if such Schedules and Exhibits were fully set forth herein.

         10.13 Arbitration. Any dispute, controversy or claim arising out of or in connection with, or relating to, this Agreement or any breach or alleged breach hereof, including without limitation any claim for indemnification under
Section 9 hereof, shall be submitted to and settled by arbitration in San Francisco, California, pursuant to the rules for expedited arbitration then in effect of the American Arbitration Association (or at any other place or under any other form of arbitration mutually acceptable to the parties so involved). Such proceedings may be initiated by written notice given by either party to the other. Such proceedings shall be conducted before a single arbitrator who will be selected in accordance with the procedures then in effect of the American Arbitration Association, unless the Agent gives notice that it wishes for the proceedings to be before three arbitrators in accordance with the requirements set forth below, in which case the provisions set forth below regarding arbitration before three arbitrators shall apply.

         The arbitrator (or board of arbitrators so constituted if three arbitrators are utilized) shall forthwith upon its appointment hear the parties and their witnesses and resolve the issue presented. The arbitration hearings shall commence not more than sixty (60) days following the date of the appointment of the arbitrator (or third arbitrator, if applicable) unless extended by mutual agreement of the parties in interest or by the arbitrator(s). The arbitrator(s) shall have complete discretion to establish the time and place of the arbitration within San Francisco, California. The arbitrator(s) shall in writing notify all interested parties of their determinations in the arbitration proceedings. Any determination by the arbitrator or a majority of the arbitrators, as applicable, shall be final and binding upon all interested parties and a judgment thereon may be entered in the highest court of the forum, state or federal, having jurisdiction. Compensation of the arbitrator(s) and all other costs of the arbitration (collectively "Arbitration Costs") shall be paid by the non-prevailing party, as determined by the arbitrator(s). If any party shall fail, neglect or refuse to appear at the hearing established by the arbitrator(s), the arbitrator(s) may act in the absence of such party. If the Closing hereunder is held, any and all awards or determinations of the arbitrator(s) made against the Company shall be satisfied solely from the Escrow Fund in accordance with the Escrow Agreement, except for two-thirds of any Arbitration Costs assessed against the Agent in cases where the Agent has exercised its right to utilize three arbitrators as provided below.

         At its option, either when the Agent is commencing arbitration proceedings or when arbitration proceedings are commenced against the Agent, the Agent may elect to have the arbitration proceedings conducted before a board of three arbitrators rather than before a single arbitrator, but subject to the requirement that in order to exercise such right, the Agent must post


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funds sufficient in amount to pay two-thirds of the Arbitration Costs in the event that Purchaser is the prevailing party, with such amount not to be paid from the Escrow Fund. If the Agent desires to exercise its rights to have a board of three arbitrators, then if the Agent commences the arbitration proceedings, in the Agent's notice of arbitration (and as an essential part thereof) the Agent shall designate the name and address of an arbitrator willing to act and state that a board of three arbitrators is required. If Purchaser commences the arbitration, then, in a notice responding to Purchaser's notice of arbitration, to be delivered within ten (10) days after the receipt of notice from Purchaser, the Agent shall indicate that it wishes to have the arbitration conducted before a board of three arbitrators and shall designate the name and address of an arbitrator willing to act. In the event the Agent fails to deliver such notice within ten (10) days after the receipt of notice from Purchaser, the arbitration proceeding shall be conducted before a single arbitrator. In each case, the Agent also must deposit with the Escrow Agent to be held in a separate fund by the Escrow Agent two-thirds of the estimated Arbitration Costs to be available in the event the Purchaser is the prevailing party in the arbitration. Within twenty (20) days after receipt of a notice from the Agent that a board of three arbitrators is required, Purchaser shall designate the name and address of a second arbitrator willing to act, and within ten (10) days thereafter the two arbitrators so appointed shall appoint a third arbitrator, or failing action within such period by any party or the arbitrators, any unappointed arbitrator or arbitrators shall be appointed by the American Arbitrator Association upon application of any party or arbitrator. The board of arbitrators as so constituted shall then hear the arbitration as provided above. If the Purchaser prevails in the arbitration, then one-third of any Arbitration Costs assessed against the Agent shall be satisfied from the Escrow Fund and the balance of two-thirds shall be satisfied by the funds posted by the Agent as a condition to requiring a three arbitrator process.

         10.14 Section 338 Election. The parties acknowledge that Purchaser intends to make an election under Section 338 of the Internal Revenue Code following consummation of this Agreement and intends to apply the net operating losses the Company has against income generated as a result of Section 338 Election.

         10.15 No Amendment to Limit Indemnification. Following the Effective Time of Merger, the Company shall not amend its Certificate of Incorporation or by-laws in a way that reduces the indemnification now provided to its present officers and Directors thereunder.

         IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the date set forth above by their duly authorized representatives.

                                       PURCHASER:

                                       CHRONIMED INC.


                                       By  /s/ Henry F. Blissenbach
                                       Name: Henry F. Blissenbach
                                       Title:  President/COO


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


                                       COMPANY:

                                       CLINICAL PARTNERS, INC.

                                       By:  /s/  R. Daly
                                       Name:  R. Daly
                                       Title:  President


                                       NEWCO:

                                       RED CIRCLE VENTURES, INC.

                                       By:  Henry F. Blissenbach
                                       Name: Henry F. Blissenbach
                                       Title:  President/COO


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